UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CATCHMARK TIMBER TRUST, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than Registrant)
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5 Concourse Parkway, Suite 2325
Atlanta, Georgia 30328
April 18, 2017

Dear Stockholder:
You are invited to attend our Annual Meeting of Stockholders at 10:00 a.m., local time, on Friday, June 23, 2017, at the Westin Atlanta Perimeter North, 7 Concourse Parkway NE, Atlanta, Georgia 30328.
We have elected to deliver our proxy materials to the majority of our stockholders using the “notice-and-access” method permitted by Securities and Exchange Commission rules. Under notice-and-access, instead of a paper copy of the proxy materials, we are sending to our stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice”).
The Notice contains instructions on how to:

•	electronically access our proxy statement for our 2017 Annual Meeting of Stockholders, our 2016 Annual Report to Stockholders and a form of proxy;

•	vote via the Internet, by telephone or by mail; and

•	receive a paper copy of our proxy materials by mail, if desired.

Electronic delivery of our proxy materials will allow us to provide stockholders with the information they need, while at the same time lowering the cost of delivery for the company.
It is important that your shares be represented at the annual meeting regardless of the size of your securities holdings. Whether or not you plan to attend, you can ensure your shares are represented at the meeting by promptly submitting your proxy online, by phone or by mail (if you received a paper copy of the proxy materials). We look forward to receiving your proxy and seeing you at the meeting.

Sincerely,
/s/ Willis J. Potts, Jr.
Chairman of the Board

/s/ Jerry Barag
Chief Executive Officer and President

CATCHMARK TIMBER TRUST, INC.
5 Concourse Parkway, Suite 2325
Atlanta, Georgia 30328

PROXY STATEMENT AND NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 23, 2017

To the Stockholders of CatchMark Timber Trust, Inc.:
Notice is hereby given that the 2017 Annual Meeting of Stockholders of CatchMark Timber Trust, Inc., a Maryland corporation, will be held at the Westin Atlanta Perimeter North, 7 Concourse Parkway NE, Atlanta, Georgia 30328 at 10:00 a.m., local time, for the purpose of:

1.
Considering and voting upon a proposal to elect the seven directors named in this proxy statement to hold office for one-year terms expiring in 2018 and until their respective successors are duly elected and qualify;

2.	Considering and voting upon a proposal to approve, on an advisory basis, the compensation of our named executive officers;

3.	Considering and voting upon a proposal to approve the CatchMark Timber Trust, Inc. 2017 Incentive Plan;

4.	Ratifying the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

5.	Transacting any other business that may properly come before the meeting or any adjournment or postponement thereof.

Our board of directors has selected the close of business on April 7, 2017 as the record date for determining stockholders entitled to notice of and to vote at the meeting.
This notice and the accompanying proxy statement and proxy card are first being made available or mailed to you on or about May 1, 2017.
Whether you plan to attend the meeting and vote in person, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy: (1) online; (2) by phone; or (3) by mail, using the enclosed proxy card (if you received a paper copy of the proxy materials). YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

By Order of the Board of Directors
/s/ John F. Rasor
Chief Operating Officer and Secretary
Atlanta, Georgia April 18, 2017

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on June 23, 2017:

The proxy statement, form of proxy card, and the 2016 Annual Report to Stockholders are available at www.catchmark.com/proxy

PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. Please read this entire proxy statement carefully before voting.
2017 Annual Meeting Information

Meeting Date:	June 23, 2017 Record Date: April 7, 2017

Meeting Time:	10:00 a.m., local time

Meeting Place:	Westin Atlanta Perimeter North
7 Concourse Parkway NE
Atlanta, Georgia 30328

Voting:
Anyone who owned shares of our common stock at the close of business on April 7, 2017 is entitled to vote at the annual meeting. Each share is entitled to one vote on each matter to be voted upon at the annual meeting.

Admission:
You are entitled to attend the annual meeting only if you are a holder of record or a beneficial owner of shares of our common stock as of the record date or you hold a valid proxy for the annual meeting. If a bank, broker or other nominee is the record owner of your shares, you will need to have proof that you are the beneficial owner to be admitted to the annual meeting. A recent statement or letter from your bank or broker confirming your ownership as of the record date, or presentation of a valid proxy from a bank, broker or other nominee that is the record owner of your shares, would be acceptable proof of your beneficial ownership. You should be prepared to present photo identification for admittance. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the annual meeting.

Advance Voting Methods
Whether you plan to attend the annual meeting and vote in person or not, we urge you to have your proxy vote recorded in advance of the annual meeting. Stockholders have the following three options for submitting their votes by proxy: (1) online; (2) by phone; or (3) by mail, using the enclosed proxy card (if you received a paper copy of the proxy materials). For further instructions on voting by proxy, see the enclosed proxy card accompanying this proxy statement.
Meeting Agenda and Voting Recommendations

Items of Business	Board Recommendation	Page Number
Election of the seven directors named as nominees in the proxy statement	FOR	22
Approval, on an advisory basis, of the compensation of our named executive officers	FOR	40
Approval of the CatchMark Timber Trust, Inc. 2017 Incentive Plan	FOR	41
Ratification of the appointment of our independent registered public accounting firm	FOR	54
In addition to the above matters, we will transact any other business that is properly brought before the annual meeting or any adjournment or postponement thereof.
Director Nominees
We have included summary information about each director nominee in the table below. Each director is elected annually by a majority of votes cast. See “Board of Directors and Corporate Governance” beginning on page 14 of the proxy statement for more information regarding our directors and our process for nominating directors.

Name	Age	Director Since	Primary Occupation	Independent	AC	CC	FC	NC
Jerry Barag	58	2013	CEO and President, CatchMark Timber Trust, Inc.				✓
Paul S. Fisher	61	2016	Retired President and CEO, CenterPoint Properties Trust	✓		✓	C	✓
Donald S. Moss	81	2006	Retired Group Vice President, Avon Products, Inc.	✓	✓	C
Willis J. Potts, Jr.	70	2006	Retired Vice President and General Manager, Temple-Inland, Inc.	✓	✓	✓	✓
John F. Rasor	73	2013	COO and Secretary, CatchMark Timber Trust, Inc.
Douglas D. Rubenstein	54	2013	Executive Vice President, Chief Operating Officer and Director of Capital Markets, Benjamin F. Edwards & Company	✓	✓		✓	C
Henry G. Zigtema	65	2012	Retired Partner, Ernst & Young LLP	✓	C, FE			✓
AC = Audit Committee CC = Compensation Committee FC = Finance and Investment Committee NC =Nominating and Corporate Governance Committee C = Committee Chair FE = Financial Expert

2016 Key Accomplishments
Our key accomplishments for 2016 include the following:

•	Acquired interests in more than 81,900 acres of prime timberlands for $142.9 million, inclusive of closing costs, increasing our total timberland holdings to more than 499,600 acres.

•	Increased our merchantable timber to 20.3 million tons as of December 31, 2016, an 11% increase from year-end 2015.

•	Increased timber sales to $65.0 million, a 23% increase over 2015.

•	Increased total revenues to $81.9 million, an 18% increase over 2015.

•	Generated $30.8 million of cash flow from operations, an 8% increase over 2015.

•	Increased our quarterly dividend to $0.135 per common share, an increase of 6% compared to 2015.

•	Returned $20.4 million to stockholders through dividends fully funded out of CAD* with a pay-out ratio of 74%.

•	Opportunistically repurchased $3.2 million of our common shares at attractive historical prices as an accretive use of our capital.

•	Continued to be SFI-certified under a program that meets the requirements of the SFIS 2015-2019 Forest Management Edition.
________
* See “Compensation Discussion and Analysis - Executive Summary - 2016 Company Performance Highlights” on pages 25-26 of this proxy statement for the definition and information regarding why we present Cash Available for Distribution (“CAD”) and for a reconciliation of this non-GAAP financial measure to cash provided by operating activities.
Corporate Governance Highlights
Our corporate governance policies promote the long-term interests of stockholders, accountability and trust in the company. Below is a summary of some of the highlights of our corporate governance framework.

✓	Annual election of all directors	✓	Risk oversight by the board and committees
✓	Majority voting	✓	Annual board and committee self-assessments
✓	Five of seven directors are independent	✓	No supermajority voting
✓	Separate independent Chairman and CEO	✓	No shareholder rights plan
✓	Anti-hedging and anti-pledging policy	✓	Director continuing education policy
✓	Executive officer stock ownership guidelines	✓	All directors attended at least 75% of 2016 meetings
✓	Independent director stock ownership guidelines	✓	Stockholder engagement
✓	Regular executive sessions of independent directors	✓	Annual say-on-pay advisory votes

Executive Compensation Highlights

•
Our executive compensation programs are designed to align the interests of our executive officers with those of our stockholders. We believe that our compensation programs encourage executive decision-making that is aligned with the long-term interests of our stockholders by tying a significant portion of our executives’ pay to our performance.

•	At our 2016 annual meeting of stockholders, we received approximately 97% support for our executive compensation program.

•	Our compensation program is comprised of three primary elements: base salary, annual cash incentive awards and long-term equity incentive awards.

•
A significant portion of our named executive officers’ 2016 target total direct compensation is “at-risk,” which the Compensation Committee believes aligns our executive officers’ interests with the interests of our stockholders and encourages longer-term value creation for our stockholders.

•
The majority of each named executive officer’s 2016 annual cash incentive bonus opportunity (80%) was based on achievement of three Adjusted EBITDA and acquisitions. The remaining portion was based on the Compensation Committee’ subjective assessment of each NEO’s individual performance.

•
The majority of each named executive officer’s 2016 long-term equity incentive award opportunity (60%, based on award value) was granted in the form of performance-based restricted stock units, which may be earned following the conclusion of a three-year performance period based on achievement of goals related to relative total shareholder return as compared to a pre-established peer group comprised of companies within the timber industry (weighted 70%) and as compared to the Russell 3000 Index (weighted 30%). The remaining portion of the long-term equity incentive award opportunity was granted in the form of time-based restricted shares that vest in four annual installments subject to the executive’s continued employment with us on each vesting date.

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT
The 2017 Annual Meeting of Stockholders of CatchMark Timber Trust, Inc. (the “annual meeting”) will be held on Friday, June 23, 2017, for the purposes set forth in the accompanying Notice of the Annual Meeting of Stockholders. This proxy statement and the accompanying proxy card are furnished in connection with the solicitation by our board of directors of proxies to be used at the annual meeting and at any adjournment of the annual meeting. This proxy statement and the enclosed proxy card are first being made available or mailed to stockholders beginning on or about May 1, 2017. We may refer to CatchMark Timber Trust, Inc. in this proxy statement as “we,” “us,” “our,” the “Company” or “CatchMark.” The mailing address of our executive office is 5 Concourse Parkway, Suite 2325, Atlanta, Georgia 30328.
QUESTIONS AND ANSWERS
This proxy statement contains information about the items to be voted on at the annual meeting. To make this information easier to understand, we have presented some of the information in a question-and-answer format.

Q:	Why did you provide me access to this proxy statement?

A:
We are providing you access to this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote your shares at the annual meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and is designed to assist you in voting.

Q:	What matters may I vote on at the annual meeting?

A:	At the annual meeting, you may vote on the following proposals:

•	to elect the seven nominees named in this proxy statement to serve on our board of directors;

•	to approve, on an advisory basis, the compensation of our named executive officers;

•	to approve the CatchMark Timber Trust, Inc. 2017 Incentive Plan;

•	to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

•	any other proposal that may properly come before the annual meeting or any adjournment or postponement thereof.

Q:	What is a proxy?

A:
A proxy is a person who votes the shares of stock of another person. The term “proxy” also refers to the proxy card. When you return the enclosed proxy card, or submit your proxy by phone or online, you are giving your permission to vote your shares of Class A common stock (“common stock”) at the annual meeting. The individuals who will be authorized to vote your shares of common stock at the annual meeting are Jerry Barag, our Chief Executive Officer and President; Brian M. Davis, our Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary; and John F. Rasor, our Chief Operating Officer and Secretary.

Q:	How will the proxies vote my shares?

A:
The proxies will vote your shares of common stock as you instruct, unless you return the proxy card and give no instructions. In this case, they will vote in accordance with the recommendations of our board of directors as follows:

•	FOR the election of the seven nominees named in this proxy statement to serve on our board of directors;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers;

•	FOR the approval of the CatchMark Timber Trust, Inc. 2017 Incentive Plan.; and

•	FOR the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

With respect to any other proposals to be voted on, they will vote in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in the discretion of Messrs. Barag, Davis and Rasor. They will not vote your shares of common stock if you do not return the enclosed proxy card or submit your proxy by phone or online. This is why it is important for you to return the proxy card to us (or vote by proxy online or by phone) as soon as possible, whether or not you plan on attending the annual meeting in person.

Q:	Who is entitled to vote?

A:	Anyone who owned shares of our common stock at the close of business on April 7, 2017, the record date, is entitled to vote at the annual meeting.

Q:	When is the annual meeting and where will it be held?

A:	The annual meeting will be held on Friday, June 23, 2017, at 10:00 a.m., local time, at the Westin Atlanta Perimeter North, 7 Concourse Parkway NE, Atlanta, Georgia 30328.

Q:	Who can attend the annual meeting?

A:
You are entitled to attend the annual meeting only if you are a holder of record or a beneficial owner of shares of our common stock as of the record date or you hold a valid proxy for the annual meeting. If a bank, broker or other nominee is the record owner of your shares, you will need to have proof that you are the beneficial owner to be admitted to the annual meeting. A recent statement or letter from your bank or broker confirming your ownership as of the record date, or presentation of a valid proxy from a bank, broker or other nominee that is the record owner of your shares, would be acceptable proof of your beneficial ownership. You should be prepared to present photo identification for admittance. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the annual meeting.

Q:	How many shares of common stock can vote?

A:
As of the close of business on April 7, 2017, there were 38,752,573 shares of our common stock issued and outstanding. Every stockholder is entitled to one vote for each whole share of common stock held.

Q:	What is a “quorum”?

A:
A “quorum” must be present in order for the annual meeting to be a duly held meeting at which business can be conducted. A quorum consists of the presence in person or by proxy of stockholders holding a majority of all the votes entitled to be cast at the annual meeting. If a broker or other record holder of shares returns a proxy card indicating that it does not have discretionary authority to vote as to a particular matter (“broker non‑votes”), those shares will be treated as not entitled to vote on that matter. Abstentions and broker non-votes will be counted to determine whether a quorum is present. If you submit a properly executed proxy card, then you will be considered part of the quorum.

Q:	How do I vote?

A:
You may vote your shares of common stock either in person or by proxy. Whether you plan to attend the annual meeting and vote in person or not, we urge you to have your proxy vote recorded in advance of the annual meeting. Stockholders have the following three options for submitting their votes by proxy: (1) online; (2) by phone; or (3) by mail, using the enclosed proxy card (if you received a paper copy of the proxy materials). If you have internet access, we encourage you to vote by proxy online because it is convenient and it saves us significant postage and processing costs, which benefits you as a stockholder. In addition, when you vote by proxy online or by phone prior to the annual meeting date, your proxy vote is recorded immediately, and there is no risk that postal delays will cause your proxy vote to arrive late and, therefore, not be counted. For further instructions on voting by proxy, see the enclosed proxy card accompanying this proxy statement. If you attend the annual meeting, you also may submit your vote in person, and any previous proxy votes that you submitted, whether online, by phone or by mail, will be superseded by the vote you cast at the annual meeting.

Q:	What if I vote by proxy and then change my mind?

A:	You have the right to revoke your proxy at any time before the annual meeting by:

(1)	notifying John F. Rasor, our Chief Operating Officer and Secretary;

(2)	attending the annual meeting and voting in person;

(3)	returning another properly executed proxy card dated after your first proxy card if we receive it before the annual meeting date; or

(4)	recasting your proxy vote online or by phone.

Only the most recent proxy vote will be counted, and all others will be discarded regardless of the method of voting.

Q:	Will my vote make a difference?

A:
Yes. As discussed below, your vote could affect the composition of our board of directors. Moreover, your presence by proxy or in person is needed to ensure that we can act on the proposals presented. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:	How does the board of directors recommend I vote on the proposals?

A:	The board of directors recommends a vote:

•	FOR the election of the seven nominees named in this proxy statement to serve on our board of directors;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers;

•	FOR the approval of the CatchMark Timber Trust, Inc. 2017 Incentive Plan; and

•	FOR the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ended December 31, 2017.

Q:	What are the voting requirements to elect the board of directors?

A:
The affirmative vote of a majority of the total votes cast for and against a nominee at a meeting of stockholders duly called and at which a quorum is present is required for the election of our directors. Abstentions and broker non-votes do not count as votes cast for this proposal and, therefore, will not have any effect on the election of the directors. Please see “Proposal No. 1: Election of Directors.”

Q:	What are the voting requirements to approve, on an advisory basis, the compensation of our named executive officers?

A:
The affirmative vote of a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve, on an advisory basis, the compensation of our named executive officers. Abstentions and broker non‑votes do not count as votes cast for this proposal and, therefore, will not have any effect on the outcome of this proposal. The vote is advisory, and therefore not binding on us, our board of directors or the Compensation Committee of our board of directors (the “Compensation Committee”). The Compensation Committee, however, will review the voting results and take them into consideration when making future decisions regarding executive compensation as it deems appropriate. Please see “Proposal No. 2: Advisory Vote to Approve Named Executive Officer Compensation.”

Q:	What are the voting requirements to approve the CatchMark Timber Trust, Inc. 2017 Incentive Plan?

A:
The affirmative vote of a majority of the total votes cast by the holders of shares of common stock is required for the approval of the CatchMark Timber Trust, Inc. 2017 Incentive Plan. Abstentions will be treated as votes “against” this proposal. Broker non‑votes do not count as votes cast and, therefore, will not have any effect on the outcome of this proposal. Please see “Proposal No. 3: CatchMark Timber Trust, Inc. 2017 Incentive Plan.”

Q:	What are the voting requirements to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2017?

A:
The proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative vote of a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present. Abstentions will not be counted as having been cast and will have no effect on the outcome of this proposal. Broker non‑votes will not arise in connection with, and will have no effect on the outcome of, this proposal because brokers may vote in their discretion on behalf of clients who have not furnished voting instructions. Even if the selection is ratified, the Audit Committee of our board of directors (the “Audit Committee”) in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests. Please see “Proposal No. 4: Ratification of Appointment of Independent Registered Public Accounting Firm.”

Q:	How will voting on any other business be conducted?

A:
Although we do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any other business is properly presented at the annual meeting, your signed proxy card or proxy submitted by phone or online gives authority to Messrs. Barag, Davis, and Rasor, and each of them, to vote on such matters in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in their discretion.

Q:	Where can I find the voting results of the annual meeting?

A:
The preliminary voting results will be announced at the annual meeting. In addition, within four business days following the annual meeting, we intend to file the final voting results with the SEC on Form 8‑K. If the final voting results have not been certified within that four business‑day period, we will report the preliminary voting results on Form 8‑K at that time and will file an amendment to the Form 8‑K to report the final voting results within four business days of the date that the final results are certified.

Q:	When are stockholder proposals for the 2018 annual meeting of stockholders due?

A:
Stockholders interested in nominating a person as a director or presenting any other business for consideration at our 2018 annual meeting of stockholders may do so by following the procedures prescribed in Article II, Section 11 of our bylaws and in Rule 14a‑8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for presentation to and action by the stockholders at the 2018 annual meeting, director nominations and other stockholder proposals must be received by our Secretary, John F. Rasor, no earlier than December 2, 2017 and no later than 5:00 pm, ET, on January 1, 2018. To also be eligible for inclusion in our proxy statement for the 2018 annual meeting of stockholders, stockholder proposals must be received by our Secretary, John F. Rasor, by January 1, 2018. However, if we hold the 2018 annual meeting before May 24, 2018 or after July 23, 2018, stockholders must submit proposals for inclusion in our 2018 proxy statement within a reasonable time before we begin to print our proxy materials.

Q:	Who pays the cost of this proxy solicitation?

A:
We will pay all the costs of soliciting these proxies. We have retained Georgeson Inc., a Delaware corporation operating under the name Computershare Fund Services (“Computershare”), to assist us in the distribution of proxy materials and the solicitation of proxies. We expect to pay Computershare fees of approximately $10,000 to solicit proxies plus other fees and expenses for other services related to this proxy solicitation, which include review of certain proxy materials, dissemination of brokers’ search cards, distribution of notices of Internet availability of proxy materials, distribution of proxy materials, operating online and phone voting systems, and receipt of executed proxies. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Our officers and directors may also solicit proxies, but they will not be specifically compensated for these services.

Q:	Is this proxy statement the only way that proxies are being solicited?

A:
No. In addition to mailing a Notice Regarding Availability of Proxy Materials on or about May 1, 2017 and mailing or providing access to these proxy solicitation materials, our directors and employees, as well as Computershare and any other third‑party proxy service companies we retain, also may solicit proxies in person, over the Internet, by phone or by any other means of communication we deem appropriate.

Q:	If I share my residence with another stockholder, how many copies of the annual report and proxy statement should I receive?

A:
In accordance with SEC rules, we are sending only a single set of the annual report and proxy statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any stockholder at that address. This practice is known as “householding” and is permitted by rules adopted by the SEC. This practice reduces the volume of duplicate information received at your household and helps us reduce costs, which benefits you as a stockholder. Each stockholder will continue to receive a separate proxy card or voting instruction card. We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the documents was previously delivered. If you received a single set of these documents for your household for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to the following address: CatchMark Timber Trust, Inc., c/o Computershare Inc., Computershare Fund Services, P.O. Box 18011, Hauppauge, New York 11788‑8811, or call us at 1‑866‑956‑7277. If you are a stockholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.

Q:	What if I consent to have one set of materials mailed now but change my mind later?

A:
You may withdraw your householding consent at any time by contacting Computershare at the address and phone number provided above. We will begin sending separate copies of stockholder communications to you within 30 days of receipt of your instruction.

Q:	The reason I receive multiple sets of materials is because some of the shares belong to my children. What happens if they move out and no longer live in my household?

A:
When we receive notice of an address change for one of the members of the household, we will begin sending separate copies of stockholder communications directly to the stockholder at his or her new address. You may notify us of a change of address by contacting Computershare at 1-855-862-0044.

Q:	If I plan to attend the annual meeting in person, should I notify anyone?

A:
While you are not required to notify anyone in order to attend the annual meeting, if you do plan to attend the meeting, we would appreciate it if you would mark the appropriate box on the enclosed proxy card or when you submit your proxy by phone or online, which will enable us to determine the number of stockholders attending the meeting and to provide a suitable meeting room for the attendees.

Q:	Where can I find more information?

A:
You may access, read and print copies of the proxy materials for the annual meeting, including this proxy statement, form of proxy card and annual report to stockholders, at the following website: www.catchmark.com/proxy.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on its website at www.sec.gov. Our SEC filings also are available to the public at the SEC’s Public Reference Room located at 100 F Street N.E., Washington, D.C. 20549. You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1‑800‑SEC‑0330 for further information regarding the public reference facilities.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The Board of Directors
Our board of directors has oversight responsibility for our operations and makes all major decisions concerning our business. Our board of directors is also responsible for monitoring our operating results, financial condition and our significant risks. We currently have seven directors. We have provided below certain information about our directors that are standing for re-election.

Name	Age	Position(s)	Term of Office
Willis J. Potts, Jr.	70	Chairman of the Board	Since 2006
Paul S. Fisher	61	Independent Director	Since 2016
Donald S. Moss	81	Independent Director	Since 2006
Douglas D. Rubenstein	54	Independent Director	Since 2013
Henry G. Zigtema	65	Independent Director	Since 2012
Jerry Barag	58	Chief Executive Officer, President and Director	Since 2013
John F. Rasor	73	Chief Operating Officer, Secretary and Director	Since 2013

There are no family relationships between any directors or executive officers, or between any director and executive officer.

Willis J. Potts, Jr. has served as our Chairman of the Board since November 2013 and as one of our independent directors since 2006. From 1999 until his retirement in 2004, Mr. Potts served as Vice President and General Manager of Temple‑Inland Inc., a major forest products corporation, where he was responsible for all aspects of the management of a major production facility, including timber acquisition, community relations and governmental affairs. From 1994 to 1999, Mr. Potts was Senior Vice President of Union Camp Corporation, where he was responsible for all activities of an international business unit with revenues of approximately $1 billion per year, including supervision of acquisitions and dispositions of timber and timberland, controllership functions and manufacturing. From 2004 to 2007, Mr. Potts served as the chairman of the board of directors of the Technical Association of the Pulp and Paper Industry (TAPPI), the largest technical association serving the pulp, paper and converting industry. From 2006 to 2012, Mr. Potts served on the Board of Regents of The University System of Georgia. Mr. Potts received a Bachelor of Science in Industrial Engineering from the Georgia Institute of Technology. He also completed the Executive Program at the University of Virginia.
Our board of directors has determined that Mr. Potts’ extensive experience in the acquisition and disposition of timber and timberland, combined with his experience serving as a director of, and otherwise managing, organizations engaging in these activities, enable Mr. Potts to effectively carry out his duties and responsibilities as a director.
Paul S. Fisher has served as one of our independent directors since January 2016. Mr. Fisher was the President and Chief Executive Officer of CenterPoint Properties Trust (“CenterPoint”), a developer, investor and manager of supply chain industrial assets and related transportation infrastructure, from 2011 to 2013. Mr. Fisher co‑founded a predecessor to CenterPoint in 1991 and served as General Counsel and Chief Financial Officer before being appointed President in 2004. CenterPoint was a publicly traded REIT from 1993 to 2006, when it was privatized by a joint venture of the California Employees Retirement System and LaSalle Investment Management, Inc. Mr. Fisher continues to serve as a director of CenterPoint. Before joining CenterPoint, Mr. Fisher was a Vice President of Finance and Acquisitions at Miglin‑Beitler Inc., a Chicago-based office developer. Prior to that, Mr. Fisher served as Vice President of Corporate Finance at The First National Bank of Chicago and as a Vice President of Partnership Finance at VMS Realty, a Chicago‑based real estate syndication company. Mr. Fisher serves on the U.S. Department of Commerce Advisory Council on Supply Chain Competitiveness and on the Board of Directors for the Baumhart Center for Social Enterprise and Responsibility at Loyola University. Mr. Fisher received a Bachelor of Arts in Economics from The University of Notre Dame and a Doctor of Law from The University of Chicago School of Law.
Our board of directors has determined that Mr. Fisher’s extensive experience in real estate investment and management, particularly his experience serving as president of, and otherwise managing, a major publicly-traded REIT, provides him with skills and knowledge that enable him to effectively carry out his duties and responsibilities as a director.
Donald S. Moss has served as one of our independent directors since 2006. He was employed by Avon Products, Inc. from 1957 until his retirement in 1986. While at Avon, Mr. Moss served in a number of key positions, including Vice President and Controller from 1973 to 1976, Group Vice President of Operations - Worldwide from 1976 to 1979, Group Vice President of Sales - Worldwide from 1979 to 1980, Senior Vice President - International from 1980 to 1983 and Group Vice President - Human Resources and Administration from 1983 until his retirement in 1986. Mr. Moss was also a member of the board of directors of Avon Canada, Avon Japan, Avon Thailand and Avon Malaysia from 1980 to 1983. Mr. Moss is a past president and former director of The Atlanta Athletic Club, a former director of the Highlands Country Club in Highlands, North Carolina and the National Treasurer and a former director of the Girls Clubs of America. Mr. Moss attended the University of Illinois.
Our board of directors has determined that Mr. Moss’s experience serving as a director for other organizations, including a publicly traded REIT, provides him with the business management skills and real estate knowledge desired to effectively carry out his duties and responsibilities as a director.
Douglas D. Rubenstein has served as one of our independent directors since December 2013. Mr. Rubenstein has served as Executive Vice President, Chief Operating Officer and Director of Capital Markets for Benjamin F. Edwards & Company, Inc., a private, full‑service broker‑dealer, since August 2016, having served as its Senior Vice President and Director of Capital Markets and Business Strategy since June 2012. From 2007 to June 2012, he held various positions in the Real Estate Investment Banking Group of Stifel, Nicolaus & Company, Inc., including Managing Director from 2007 to August 2008, Co‑Group Head from August 2008 to December 2008 and Managing Director and Group Head from January 2009 to June 2012. From 1985 to 2007, he served in a variety of roles in the Capital Markets Division of A.G. Edwards & Sons, Inc., a U.S.‑based financial services company that was acquired by Wachovia Corporation (now Wells Fargo & Company) in 2007, and was promoted from Analyst ultimately to Managing Director and Real Estate Group Coordinator. Mr. Rubenstein served as a trustee at Whitfield School and previously served as a director and Chairman of the Board of Life Skills, a non‑profit organization, for 16 years. He holds Series 7 (grandfathered into Series 79), 24, 55 and 63 licenses and was formerly a member of the National Association of Real Estate Investment Trusts (“NAREIT”). Mr. Rubenstein received a Bachelor of Arts in Economics from Lake Forest College and a Master of Business Administration from the John M. Olin School of Business at Washington University.
Our board of directors has determined that Mr. Rubenstein’s extensive experience in the real estate industry and, specifically, raising capital for real estate companies, provides him with skills and knowledge that enable him to effectively carry out his duties and responsibilities as a director.
Henry G. Zigtema has served as one of our independent directors since September 2012. Prior to his retirement in 2006, Mr. Zigtema spent 28 years with Ernst & Young LLP (“Ernst & Young”) and its predecessor firm, Arthur Young and Company. From 2001 to 2006, Mr. Zigtema was the Southeast Area Tax Managing Partner for Ernst & Young’s Real Estate Practice. During his career, Mr. Zigtema served in several key positions, including Area Director of Tax, Plains State Area Industry Leader for Telecommunications, Oil and Gas, and Real Estate as well as a National Office Partner for Strategic Business Services. Mr. Zigtema served as the tax engagement partner or client service partner for a wide variety of clients, including multinational companies such as Sprint, Zion’s Bank, US Bank, Piedmont Office Realty Trust, Inc., Columbia Property Trust, Inc. (“Columbia”), various publicly traded REITs in the retail, office, apartment and mortgage spaces, as well as a number of private clients. Past board of director involvement includes Maur Hill Prep School, Kapaun Mt. Carmell High School, St. Thomas Aquinas School, Wichita State Accounting Conference Committee, Sedgewick County Zoo and Ronald McDonald House. Mr. Zigtema is currently the chair of the Finance Committee for the Robert W. Woodruff Library. Mr. Zigtema has been an adjunct professor of accounting at Oglethorpe University (“Oglethorpe”) and currently serves on the President’s Advisory Board at Oglethorpe. Mr. Zigtema has contributed to various Ernst & Young publications and was a member of NAREIT. Mr. Zigtema received a Bachelor of Arts in mathematics from Texas Christian University and a Juris Doctorate from Southern Methodist University. He also completed non‑degree accounting classes at the University of Texas at Dallas. Mr. Zigtema is a Certified Public Accountant with permits to practice in Georgia, Kansas and Texas and is an inactive member of the Texas Bar.
Our board of directors has determined that Mr. Zigtema’s extensive accounting and tax background and experience serving as a director for other organizations enable Mr. Zigtema to effectively carry out his duties and responsibilities as a director.
Jerry Barag has served as our Chief Executive Officer and President since our transition to self-management on October 25, 2013 and became a director on December 17, 2013. Mr. Barag served as our consultant from August 2013 to his appointment as our Chief Executive Officer and President. Mr. Barag brings over 30 years of real estate, timberland and investment experience, including expertise in acquisitions, divestitures, asset management, property management and financing. From September 2011 to our transition to self‑management, Mr. Barag served as a Principal of TimberStar Advisors, an Atlanta‑based timberland investment consulting firm, where he specialized in acquiring and managing timberlands in the United States. From 2004 to September 2011, he served as Managing Director of TimberStar, a timberland investment joint venture among himself, Mr. Rasor, iStar Financial, Inc. and other institutional investors. While at TimberStar, he oversaw the acquisition of over $1.4 billion of timberlands in Arkansas, Louisiana, Maine and Texas. From 2003 to 2004, he served as Chief Investment Officer of TimberVest, LLC (“TimberVest”), an investment manager specializing in timberland investment planning. Prior to joining TimberVest, Mr. Barag served as Chief Investment Officer and Chairman of the Investment Committees for Lend Lease, a subsidiary of Lend Lease Corp., a construction, development and real estate investment management advisory company traded on the Australian Securities Exchange. Mr. Barag received his Bachelor of Science from The University of Pennsylvania, Wharton School.

Our board of directors has determined that Mr. Barag’s extensive experience acquiring and managing timberlands and commercial real estate enable him to effectively carry out his duties and responsibilities as a director.
John F. Rasor has served as our Chief Operating Officer and Secretary since our transition to self‑management on October 25, 2013 and became a director on December 17, 2013. Mr. Rasor served as our consultant from August 2013 to his appointment as our Chief Operating Officer and Secretary. Mr. Rasor brings over 45 years of experience in the timberland and forest products industries, including expertise in manufacturing, fiber procurement and log merchandising, sales and distribution. From September 2011 to our transition to self‑management, Mr. Rasor served as a Principal of TimberStar Advisors. From 2004 to September 2011, he served as Managing Director of TimberStar. During his 40‑year career with Georgia‑Pacific Corporation (“Georgia‑Pacific”), Mr. Rasor served as an Executive Vice President of Georgia‑Pacific from 1996 to 2003, where he was responsible for all of Georgia‑Pacific’s timberland and the procurement of all the wood and fiber needed to operate Georgia‑Pacific’s mills. He also played a key role in the separation of Georgia‑Pacific’s timberland assets into a separate operating entity in 1997 that subsequently merged with Plum Creek Timber Company, Inc. in 2001. Following the separation of Georgia‑Pacific’s timberland assets, Mr. Rasor assumed responsibility for several of Georgia‑Pacific’s building products business units and staff positions in addition to serving as a member of the Executive Management Committee of the company. Mr. Rasor attended Willamette University and the University of Oregon.
Our board of directors has determined that Mr. Rasor’s extensive experience in the forest products industry, including the management of timberland operations and the procurement of wood fiber, enables him to effectively carry out his duties and responsibilities as a director.
Director Attendance at Meetings
During 2016, our board of directors held seven meetings, either in person or telephonically. Each member of the board of directors attended at least 75% of the aggregate number of meetings of the board and the committees on which such director served held during 2016. Although we have no policy with regard to attendance by the members of our board of directors at our annual meetings of stockholders, we invite and encourage the members of our board of directors to attend our annual meetings to foster communication with stockholders. In 2016, six of our seven directors serving at that time attended the annual meeting of stockholders.
Board Leadership Structure
Our board of directors is led by Willis J. Potts, Jr., as Chairman of the Board, who is an independent director. We currently separate the positions of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for our strategic direction, day‑to‑day leadership and performance while the Chairman of the Board, in consultation with the Chief Executive Officer, sets the agenda for and presides over meetings of our board of directors. In addition, we believe that the separation provides a more effective monitoring and objective evaluation of the Chief Executive Officer’s performance. The separation of these leadership roles also allows the Chairman of the Board to strengthen our board’s independent oversight of our performance and governance standards.
Another key component of our board’s leadership structure is the role of its committees. Our board of directors has delegated certain oversight functions to its four standing committees, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee (the “Nominating Committee”), each of which is comprised entirely of independent directors, and the Finance and Investment Committee (the “Finance Committee”), of which a majority of the members are independent directors. These committees regularly report back to our board of directors with specific findings and recommendations in their areas of oversight and also coordinate with the Chief Executive Officer and other members of management.
We believe that our board’s leadership structure, policies, and practices, when combined with our other governance policies and procedures, function extremely well in strengthening board leadership, fostering cohesive decision making at the board level, solidifying director collegiality, improving problem solving and enhancing strategy formulation and implementation.
Risk Oversight
Our board of directors has an active role in overseeing the management of risks applicable to us and our operations. We face a number of risks, including economic risks, environmental and regulatory risks, and other risks, such as the impact of competition. Our board of directors manages our risks through its oversight and review of all timberland acquisitions and financing transactions and its supervision of our executive officers. The Audit Committee, the Compensation Committee, the Nominating Committee and the Finance Committee each monitor and oversee the management of risks relevant to those committees. Our board of directors may establish additional committees in the future to address specific areas of risk as it deems appropriate and in the best interest of our stockholders. We believe that our risk oversight structure is also supported by our current board leadership structure, with the Chairman of the Board working together with our independent Audit Committee and our other standing committees to monitor risks.
Meetings of Independent Directors
To promote the independence of our board of directors and appropriate oversight of management, our independent directors meet in executive sessions at which only independent directors are present. During these sessions, Mr. Potts, independent director and Chairman of the Board, presides. These meetings are held in conjunction with the regularly scheduled quarterly meetings of our board of directors, but may be called at any time by our independent directors. In 2016, our independent directors met four times in executive session without management present following meetings of our board of directors. Our board of directors may modify this structure if it determines that a different structure is in the best interest of our stockholders.
Director Independence
Five of the seven members of our board of directors, and all of the members of the Audit Committee, the Compensation Committee and the Nominating Committee are “independent” as defined by the New York Stock Exchange (“NYSE”), and a majority of the members of the Finance Committee meet the NYSE’s definition of independence. The NYSE listing standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, our board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us). Our board of directors has determined that each of Paul S. Fisher, Donald S. Moss, Willis J. Potts, Jr., Douglas D. Rubenstein, and Henry G. Zigtema qualifies as an independent director under the listing standards of the NYSE. In addition, our board of directors previously determined that Mr. Alan D. Gold, who served on the Board until the 2016 annual meeting of stockholders, qualified as an independent director under the listing standards of the NYSE. Two of our current directors, Jerry Barag and John F. Rasor, are our executive officers, and we do not consider them to be independent directors.
In addition to the independence requirements discussed above, members of the Audit Committee also must satisfy additional independence requirements established by the SEC and the NYSE. Specifically, they may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their directors’ compensation and they may not be affiliated with us or any of our subsidiaries. Our board has determined that all the members of the Audit Committee satisfy the relevant SEC and NYSE independence requirements.
Further, in affirmatively determining the independence of any director who will serve on the Compensation Committee, our board also considers all factors specifically relevant to determining whether a director has a relationship to us that is material to that director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee, including (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by us to such director and (2) whether the director is affiliated with us, our subsidiaries or our affiliates.
Board Committees
Our board of directors has established the following standing committees: the Audit Committee, the Nominating Committee, the Compensation Committee and the Finance Committee. Information regarding each of the committees is discussed below.
Audit Committee
Our board of directors has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee’s primary function is to assist our board of directors in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, including overseeing our legal compliance and ethics program, the independent auditors’ qualifications and independence, and the performance of our internal audit function and independent auditors. The Audit Committee is directly responsible for the appointment, retention, compensation, evaluation, oversight and termination of our independent auditors. The Audit Committee is also responsible for preparing the report that appears on page 51 of this proxy statement.
The Audit Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter adopted by our board of directors. The Audit Committee Charter is available on our web site at www.catchmark.com.
Our Audit Committee currently consists of Donald S. Moss, Willis J. Potts, Jr., Douglas D. Rubenstein, and Henry G. Zigtema. All of the members of the Audit Committee are “independent” as defined under the rules of the NYSE and under the rules and regulations of the SEC, discussed in further detail under “- Director Independence” above. Henry G. Zigtema is designated as the Audit Committee financial expert and is the Chairman of the Audit Committee. During 2016, the Audit Committee met four times.

Nominating and Corporate Governance Committee
The primary functions of the Nominating Committee are identifying individuals qualified to serve on our board of directors; overseeing, developing and recommending to our board of directors a set of corporate governance policies and principles and periodically re‑evaluating such policies and guidelines for the purpose of suggesting amendments to them if appropriate; determining the composition of our board of directors; and overseeing an annual evaluation of our board of directors and each of the committees of our board of directors and our management.
The Nominating Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Nominating Committee Charter adopted by our board of directors. The Nominating Committee Charter is available on our website at www.catchmark.com.
The Nominating Committee currently consists of Paul S. Fisher, Douglas D. Rubenstein and Henry G. Zigtema. All of the members of the Nominating Committee are “independent” under the listing standards of the NYSE. Mr. Rubenstein is the Chairman of the Nominating Committee. During 2016, the Nominating Committee met five times.
Board Membership Criteria
The Nominating Committee annually reviews with our board of directors the appropriate experience, skills and characteristics required of board members in the context of the then‑current membership of our board of directors. This assessment includes, in the context of the perceived needs of our board of directors at that time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry, the timber industry or brokerage industry or accounting or financial management expertise. Therefore, our board of directors and the Nominating Committee have sought a diverse board of directors whose members collectively possess these skills and experiences. Although our board of directors does not have a formal written policy regarding the consideration of diversity in identifying director nominees, diversity will continue to be a factor that is considered in identifying and recruiting new directors. Other considerations include the candidate’s independence from conflict with us and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by our board of directors shall be individuals who possess a reputation and hold (or have held) positions or affiliations befitting a director of a large publicly registered company and are (or have been) actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. As detailed in the director biographies above, our board of directors and the Nominating Committee believe that the slate of directors recommended for election at the annual meeting possess these diverse skills and experiences.
Selection of Directors
Our board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders. Our board of directors delegates the screening process necessary to identify qualified candidates to the Nominating Committee. The Nominating Committee annually reviews director suitability and the continuing composition of our board of directors; it then recommends director nominees who are voted on by our full board of directors. All director nominees then stand for election by our stockholders annually.
In recommending director nominees to our board of directors, the Nominating Committee solicits candidate recommendations from its own members and our management. The Nominating Committee may engage the services of a search firm to assist in identifying potential director nominees. The Nominating Committee also will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In evaluating the persons recommended as potential directors, the Nominating Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating Committee determines are relevant. Stockholders may directly nominate potential directors (without the recommendation of the Nominating Committee) by satisfying the procedural requirements for such nomination as provided in Article II, Section 11 of our bylaws. Any stockholder may request a copy of our bylaws free of charge by contacting our Secretary at our headquarters c/o CatchMark Timber Trust, Inc., 5 Concourse Parkway, Suite 2325, Atlanta, Georgia 30328; by email at info@catchmark.com; by telephone at 855‑858‑9794 (Atlanta area: 404‑445‑8480); or by facsimile at 855‑865‑8223.
Compensation Committee
The primary function of the Compensation Committee is to assist our board of directors in fulfilling its responsibilities with respect to the compensation of our Chief Executive Officer and our other executive officers and the administration of our compensation plans, programs and policies. For additional information about the Compensation Committee’s processes and the role of executive officers and compensation consultants in determining compensation, see “Compensation Discussion and Analysis” below.

The Compensation Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Compensation Committee Charter adopted by our board of directors. The Compensation Committee Charter is available on our website at www.catchmark.com.
The Compensation Committee currently consists of Paul S. Fisher, Donald S. Moss and Willis J. Potts, Jr. All of the members of the Compensation Committee are “independent” under the listing standards of the NYSE and under the rules and regulations of the SEC, discussed in further detail under “- Director Independence” above. Mr. Moss is the Chairman of the Compensation Committee. During 2016, the Compensation Committee met seven times.
Finance and Investment Committee
The primary function of the Finance Committee is to assist our board of directors in discharging its oversight responsibilities relating to proposed acquisitions, dispositions, major capital investments and financing arrangements. The Finance Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Finance Committee Charter adopted by our board of directors.
The Finance Committee currently consists of Jerry Barag, Paul S. Fisher, Willis J. Potts, Jr. and Douglas D. Rubenstein. A majority of the members of the Finance Committee are “independent” under the listing standards of the NYSE. Mr. Fisher is the Chairman of the Finance Committee. During 2016, the Finance Committee met six times.
Communications with Our Board of Directors
We have established several means for stockholders to communicate concerns to our board of directors. If the concern relates to our financial statements, accounting practices or internal controls, stockholders should submit the concern in writing to the Chairman of the Audit Committee in care of our Secretary at our headquarters c/o CatchMark Timber Trust, Inc., 5 Concourse Parkway, Suite 2325, Atlanta, Georgia 30328. If the concern relates to our governance practices, business ethics or corporate conduct, stockholders should submit the concern in writing to the Chairman of the Nominating Committee in care of our Secretary at our headquarters at the above address. If uncertain as to which category a concern relates, a stockholder may communicate the concern to any one of the independent directors in care of our Secretary at our headquarters at the above address.
Interested parties may contact the independent directors by directing any inquiries to the independent directors at our headquarters at the above address; by email at info@catchmark.com; by telephone at 855‑858‑9794 (Atlanta area: 404‑445‑8480); or by facsimile at 855‑865‑8223.
Stockholders also may communicate concerns with our directors at the annual meeting.
Code of Business Conduct and Ethics
All of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, must act ethically at all times and in accordance with the policies comprising our code of business conduct and ethics set forth in the Amended and Restated Code of Business Conduct and Ethics (the “Code of Ethics”). The Code of Ethics is published and can be viewed on our website, www.catchmark.com. Within the time period required by the SEC and the NYSE, we will post on our website any amendment to or waiver of the Code of Ethics.
Corporate Governance Guidelines
Upon the recommendation of the Nominating Committee, our board of directors adopted our Amended and Restated Corporate Governance Guidelines (the “Corporate Governance Guidelines”), which establish a common set of expectations to assist our board of directors in performing its responsibilities. The Corporate Governance Guidelines, a copy of which is available on our website, www.catchmark.com, addresses a number of topics, including, among other things, board membership criteria, selection of directors, size of the board, independence requirements, term limits, director compensation, director responsibilities and continuing education requirements, succession planning, self‑evaluations and director access to management and independent advisors.
Board Self‑Evaluation
Our board of directors and each standing board committee conducts a self‑evaluation annually to evaluate the effectiveness of our board of directors and each of its standing committees, focusing on the contribution of our board of directors as a whole and areas in which our board of directors or management believes a better contribution is possible. Pursuant to the Corporate Governance Guidelines and the charters of each of the standing board committees, the Nominating Committee oversees the self‑evaluation process. The Nominating Committee reports the results of the self‑assessments to our board of directors, and the Chairman of the Board and chairpersons of each committee coordinate any necessary follow‑up actions.
Independent Director Compensation Program
Our independent directors are compensated pursuant to our Amended and Restated Independent Director Compensation Plan, which became effective October 1, 2015, the terms of which are described below.
Cash Compensation. Each of our independent directors (other than a member of the Audit Committee) receives an annual cash retainer of $50,000 and each of our independent directors who is a member of the Audit Committee receives an annual cash retainer of $56,000. In addition, the chair of the Audit Committee receives a supplemental cash retainer of $12,500, and the chairs of each of the Compensation Committee, Nominating Committee and Finance Committee receives a supplemental cash retainer of $10,000. The non‑executive chair of the board receives a supplemental cash retainer of $30,000. A director may choose to receive his or her cash retainers in shares of our common stock.
Equity Compensation. Each of our independent directors receives, on the first business day immediately prior to the date on which we holds our annual stockholders meeting, a number of shares of our common stock having a value of $50,000 on the grant date. The number of shares granted to each independent director will be determined by dividing $50,000 by the fair market value per share of our common stock on the grant date. The shares are fully-vested and non-forfeitable upon the respective grant date.
The following table provides information about the compensation earned by our independent directors during 2016:

Name	Fees Earned or Paid in Cash (1) ($)		Stock Awards(3) ($)	Total ($)
Paul S. Fisher	$70,936		$71,990	$142,926
Donald S. Moss	$66,000		$49,996	$115,996
Willis J. Potts, Jr.	$85,956	(2)	$49,996	$135,952
Douglas D. Rubenstein	$65,000		$49,996	$114,996
Henry G. Zigtema	$68,500		$49,996	$118,496
Alan D. Gold (4)	$12,500		$33,461	$45,961

(1)
Includes base retainer and supplemental retainer, which are payable quarterly in advance. During 2016, each independent director received four quarterly retainer payments (except Mr. Gold, who served until the 2016 annual meeting of stockholders on June 24, 2016), consisting of three quarters in 2016 and the first quarter in 2017. Additionally, Mr. Fisher received his prorated first quarter 2016 retainer upon his appointment to the board on January 19, 2016.

(2)
Mr. Potts elected to receive his supplemental cash retainers in the form of shares of our common stock. The number of shares granted each quarter was determined by dividing one-quarter of Mr. Potts’ annual supplemental retainers by the closing price of our common stock on each respective payment date, rounded to the nearest whole share. We issued 2,655 shares of common stock to Mr. Potts during 2016 as payment of the cash supplemental retainer, with a total value of $29,956, the variance from $30,000 due to rounding to the nearest whole share. These shares vested immediately upon issuance.

(3)
Reflects the grant date fair value of shares of our common stock granted pursuant to our Amended and Restated Independent Director Compensation Plan determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 Stock Compensation (FASB ASC Topic 718). On June 23, 2016, each independent director received 4,088 shares of our common stock, which were fully vested and non-forfeitable as of the date of grant, based on the per share closing price of $12.23 of our common stock on June 23, 2016, with the variance from $50,000 due to rounding to the nearest whole share. Additionally, Mr. Fisher received 1,994 shares of our common stock upon his appointment to the board, valued at $21,994 based on the closing price of our common stock on January 19, 2016.

(4)
Mr. Gold served on our board of directors until the 2016 annual meeting of stockholders held on June 24, 2016. In connection with Mr. Gold’s departure and in recognition of his service with us, our board of directors approved the acceleration of vesting of 2,736 shares of restricted common stock held by Mr. Gold. The incremental fair value of the restricted common stock awards resulting from the modification to accelerate the vesting is included in the Stock Awards column.

As of December 31, 2016, our directors held the following unvested stock awards (in the form of restricted stock) and option awards:

Name	Stock Awards(#)	Option Awards (#)
Paul S. Fisher	—	—
Donald S. Moss	2,403	1,257
Willis J. Potts, Jr.	2,403	1,257
Douglas D. Rubenstein	2,403	—
Henry G. Zigtema	2,403	—
Stock Ownership Guidelines for Independent Directors
On October 24, 2013, the board of directors adopted stock ownership guidelines for our independent directors that require that each independent director own shares of our common stock having a value of four times his or her annual cash retainer. Each director must meet the stock ownership guidelines by the later of October 25, 2018, or the fifth anniversary of his or her election to the board. Until the ownership guidelines are met, or at any time the director is not in compliance with the guidelines, he or she must retain 100% of any shares received from our company for service on the board, with an exception for shares sold for the limited purposes of paying the exercise price, in the case of stock options, or satisfying any applicable tax liability related to the award.
Prohibition on Hedging and Pledging
Our insider trading policy prohibits our directors, officers and other employees from (i) holding company securities in a margin account or otherwise pledging company securities as collateral for a loan, and (ii) engaging in hedging transactions in the company’s securities.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
At the annual meeting, our stockholders will vote on the election of the seven nominees to our board of directors. Those persons elected will serve as directors until the 2018 annual meeting of stockholders and until their respective successors are duly elected and qualify. Our board of directors has nominated the following people for re‑election as directors:

•	Jerry Barag

•	Paul S. Fisher

•	Donald S. Moss

•	Willis J. Potts, Jr.

•	John F. Rasor

•	Douglas D. Rubenstein

•	Henry G. Zigtema

Each of the nominees for director is a current member of our board of directors. Detailed information on each nominee is provided under “Board of Directors and Corporate Governance - The Board of Directors” on pages 14 through 16. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between such person and the Company.
If you return a properly executed proxy card, unless you vote against any individuals or affirmatively abstain from voting, the individuals named as proxies will vote your shares “FOR” the election of each of the director nominees listed above. If any director nominee becomes unable or unwilling to stand for re‑election, our board of directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original director nominee will be cast for the substituted director nominee.
Vote Required
Under our bylaws, the affirmative vote of a majority of the total votes cast for and against a nominee at a meeting of stockholders duly called and at which a quorum is present is required for the election of our directors. Abstentions and broker non‑votes do not count as votes cast for this proposal and, therefore, will not have any effect on the election of the directors.
Recommendation
Your board of directors unanimously recommends a vote “FOR” all of the nominees listed above for re‑election as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information as of April 1, 2017, regarding the number and percentage of shares of common stock beneficially owned by: (1) any person known to us to be the beneficial owner of more than 5% of our outstanding shares; (2) each director and director nominee; (3) each named executive officer; and (4) all directors and executive officers as a group.

Names of Beneficial Owners(1)	Common Stock
	Shares	%
5% Stockholders:
T. Rowe Price Associates, Inc.(2)	2,885,384	7.4%
Davis Selected Advisers, L.P.(3)	2,335,874	6.0%
BlackRock, Inc. (4)	2,194,531	5.7%
Directors and Named Executive Officers:
Jerry Barag	173,595	*
John F. Rasor	115,123	*
Brian M. Davis	101,595	*
Paul S. Fisher	9,197	*
Donald S. Moss(4)	31,693	*
Willis J. Potts, Jr.(5)	20,622	*
Douglas D. Rubenstein	17,213	*
Henry G. Zigtema	14,180	*
All directors and executive officers as a group (8 persons)(6)	483,218	1.2%

*	Less than 1%.

(1)
Except as otherwise indicated below, each beneficial owner has the sole power to vote and dispose of all common stock held by that beneficial owner. Beneficial ownership is determined in accordance with Rule 13d‑3 under the Exchange Act. Common stock issuable pursuant to options, to the extent such options are exercisable within 60 days, are treated as beneficially owned and outstanding for the purpose of computing the percentage ownership of the person holding the option, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
The amount shown and the following information are derived from the Schedule 13G/A (Amendment No. 3) filed with the SEC on February 7, 2017 by T. Rowe Price Associates, Inc. reporting beneficial ownership as of December 31, 2016. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(3)
The amount shown and the following information are derived from the Schedule 13G filed with the SEC on February 14, 2017 by Davis Selected Advisers, L.P. reporting beneficial ownership as of December 31, 2016. The address for Davis Selected Advisers, L.P. is 2949 East Elvira Road, Suite 101, Tucson, Arizona 85756.

(4)
The amount shown and the following information are derived from the Schedule 13G/A (Amendment No. 1) filed with the SEC on January 23, 2017 by BlackRock, Inc. reporting beneficial ownership as of December 31, 2016. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(5)	Includes shares issuable upon the exercise of granted options.

(6)	The address for our directors and officers is 5 Concourse Parkway, Suite 2325, Atlanta, Georgia 30328.
Section 16(a) Beneficial Ownership Reporting Compliance
Under the U.S. securities laws, directors, executive officers and any persons beneficially owning more than 10% of our common stock are required to report their initial ownership of the common stock and most changes in that ownership to the SEC. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe all persons subject to these reporting requirements filed the reports on a timely basis in 2016.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of the Board oversees the compensation program of CatchMark Timber Trust, Inc. on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the following Compensation Discussion and Analysis. In reliance on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which has been or will be filed with the Securities and Exchange Commission. This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference the Annual Report on Form 10-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

The Compensation Committee of the Board of Directors:

Donald S. Moss, Chairman
Paul S. Fisher
Willis J. Potts, Jr.

COMPENSATION DISCUSSION AND ANALYSIS

In the paragraphs that follow, we provide an overview and analysis of our compensation program and policies for 2016. Following this Compensation Discussion and Analysis (“CD&A”), you will find a series of tables and narrative disclosure containing specific data about the compensation earned in 2016 by the following individuals, whom we refer to as our named executive officers (the “NEOs”):

•	Jerry Barag, our Chief Executive Officer and President;

•	John F. Rasor, our Chief Operating Officer and Secretary; and

•	Brian M. Davis, our Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary.

Executive Summary

Our executive compensation programs are designed to align the interests of our executive officers with those of our stockholders. We believe that our compensation programs encourage executive decision-making that is aligned with the long-term interests of our stockholders by tying a significant portion of our executive’s pay to our performance. The Compensation Committee reviews executive compensation program components, targets and payouts on an annual basis to ensure the strength of our pay-for-performance alignment.

Compensation Philosophy and Objectives

We seek to maintain a total compensation package that provides competitive compensation for our executives while also permitting us the flexibility to differentiate pay based on actual performance. We place significant emphasis on annual and long-term performance-based incentive compensation, including cash and equity-based incentives, designed to reward our executives based on the achievement of predetermined corporate performance measures.

Our compensation objectives are to provide market-competitive programs that ensure we attract, retain, and motivate talented executives capable of performing at the highest levels of our industry; to reflect the qualification, skills, experience and responsibilities of each NEO; to create and maintain a performance-focused culture by rewarding the attainment of short- and long-term performance goals; to link incentive compensation levels with the creation of stockholder value; and to emphasize and award achievement of long-term objectives that are consistent with our strategic focus on growth, operations and stockholder returns.

2016 Company Performance Highlights

During the year, we continued to execute our strategy for delivering superior returns by acquiring high quality timberlands to increase harvests, achieving operational gains from increased productivity on new and existing timberlands to enhance revenues and Adjusted EBITDA*, and continuing to focus on sustainable forestry and responsible environmental stewardship.

2016 was an excellent operational year as we achieved or exceeded pre-determined performance goals established by the board at the beginning of the year, including acquisitions and Adjusted EBITDA* (performance metrics also used for our short-term incentive plan). Our successful execution of our operational strategies during 2016 has set the stage for further growth in revenues and Adjusted EBITDA* in 2017 and beyond.

We continue to expand and improve the quality of our timberland assets and enhance productivity through rigorous land management practices. During 2016, we acquired more than 81,900 acres of prime timberlands, an 18% increase in our fee acreage and a 24% increase in our merchantable timber inventory as compared to 2015. Our recent acquisitions exhibit strong productivity characteristics, as evidenced by continued improvements in our stocking per acre and harvest productivity per acre of 3% and 7%, respectively. In addition, the well-diversified species and product mix of our recent acquisitions has positioned us to continue to evolve our harvest mix to an increased share of higher-value sawtimber. Such characteristics, along with a balanced harvest mix, are expected to enhance our overall portfolio yields and the prospects for future revenue growth.

Successful integration of our recent acquisitions of high-quality timberlands have provided increased harvest volumes resulting in significant growth in our revenues, cash flow from operations and Adjusted EBITDA* for 2016 as compared to 2015. Adjusted EBITDA* (which is one of the performance metrics for our short-term incentive plan) for the year ended December 31, 2016 was $36.5 million, a 13% increase over the previous year and above our original 2016 guidance. Increases in Adjusted EBITDA* and our other financial operating and liquidity performance metrics continue to support our sound credit profile and provide access to low-cost capital for funding future growth opportunities. At year-end, we had borrowing capacity of $174.3 million under our credit facilities and $9.1 million of cash on hand.

We prudently allocate our available capital to fund growth through acquisitions, reinvest in our current portfolio to sustain value, provide sustainable dividends to deliver current income to our shareholders and opportunistically repurchase shares at attractive prices. Our dividend distributions have consistently been covered by both cash from operations and cash available for distributions (“CAD”)** since our initial public offering. For 2016, our payout ratio (calculated as dividends paid divided by CAD**), was 74%, which is consistent with prior years despite a 6% increase in our quarterly dividend in 2016 as compared to 2015. Under our $30 million share repurchase program announced in mid-2015, we have repurchased approximately 309,000 shares at an average per share price of $10.36.

We remain committed to sustainable forestry and responsible environmental stewardship through rigorous land management practices that help ensure superior harvest yields and sustainable growth for the long term. During 2016, we once again earned certification under the prestigious Sustainable Forestry Initiative (“SFI”), one of the world’s largest programs promoting sustainable forestry.

Key accomplishments for 2016 include:

Operational:

•	Acquired interests in more than 81,900 acres of prime timberlands for $142.9 million, inclusive of closing costs, increasing our total timberland holdings to more than 499,600 acres.

•	Increased our merchantable timber to 20.3 million tons as of December 31, 2016, an 11% increase from year-end 2015.

•	Improved our stocking per acre to 41 tons, a 3% improvement from year-end 2015.

•	Improved our harvest productivity per acre to 4.8 tons, a 7% improvement from year-end 2015.

•	Increased total harvest volumes to 2.2 million tons, a 21% increase over 2015 and above our original guidance.

•	Met our annual timberland disposition target by selling 7,300 acres of less productive tracts for $12.5 million.

•	Continued to be SFI-certified under a program that meets the requirements of the SFIS 2015-2019 Forest Management Edition.

Financial:

•	Increased timber sales to $65.0 million, a 23% increase over 2015.

•	Increased total revenues to $81.9 million, an 18% increase over 2015.

•	Generated $30.8 million of cash flow from operations, an 8% increase over 2015.

•	Increased Adjusted EBITDA* to $36.5 million, a 13% increase over 2015.

Shareholder Value Creation:

•	Increased our quarterly dividend to $0.135 per common share, an increase of 6% compared to 2015.

•	Returned $20.4 million to shareholders through dividends fully funded out of CAD** with a pay-out ratio of 74%.

•	Opportunistically repurchased $3.2 million of our common shares at attractive historical prices as an accretive use of our capital.

*See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Adjusted EBITDA” on pages 40-41 of our annual report on Form 10‑K filed with the SEC on March 3, 2017 for the definition and information regarding why we present Adjusted EBITDA and for a reconciliation of this non‑GAAP financial measure to net loss.

** Cash Available for Distribution (“CAD”) is a non-GAAP measure defined as cash provided by operating activities less capital expenditures (excluding timberland acquisitions) plus/minus changes in working capital. Our reconciliation of cash provided by operating activities to CAD for the year ended December 31, 2016 follows:

(in millions)	Year Ended December 31, 2016
Cash Provided by Operating Activities	$ 30.8
(-) Capital Expenditures (excluding timberland acquisitions)	(3.2)
(+/-) Working Capital Changes	(0.1)
Cash Available for Distribution	$ 27.5

Compensation Policies and Corporate Governance Highlights

The Compensation Committee has adopted compensation policies and procedures that represent strong corporate governance and reinforce our compensation philosophy and principles. Our compensation programs include, among others, the following best practices:

What We Do	What We Do Not Do
✓ The Compensation Committee has designed our compensation program to pay for performance, with a particular focus on long-term shareholder return, as evidenced by performance-based awards based on pre-established performance goals and relative total stockholder return metrics.

✗ We do not encourage excessive risk taking behavior through our compensation plans as they appropriately balance both absolute and relative performance, as well as short- and long-term performance.
✓ The Compensation Committee has engaged an independent compensation consultant.	✗ We do not provide U.S. tax code Section 280G excise tax “gross ups”.
✓ We have stock ownership guidelines for our executive officers and our independent directors.	✗ We do not provide any perquisites to our NEOs other than those available to general employees.
✓ We provide our stockholders a “say-on-pay” advisory vote on an annual basis until the next required vote on the frequency of stockholder votes on executive compensation.	✗ No repricing of underwater stock options without stockholder vote
✓ The Compensation Committee is composed solely of independent directors.
 ✗ The change in control definition contained in the Amended and Restated 2005 Long-Term Incentive Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction

✓ Severance agreements for executive officers include double-trigger change-in-control severance benefits.	✗ We do not pay current dividends or dividend equivalents on unvested performance awards.
✗ We do not guarantee salary increases or minimum bonuses.
✗ We do not provide for uncapped bonuses.

 ✗ Our insider trading policy prohibits our directors, officers and other employees from (i) holding company securities in a margin account or otherwise pledging company securities as collateral for a loan, and (ii) engaging in hedging transactions in the company’s securities.

Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation

At the annual meeting of stockholders on June 24, 2016, approximately 97% of the votes cast were in favor of the advisory vote on the compensation of our NEOs, as discussed and disclosed in the 2016 Proxy Statement. The Compensation Committee concluded that the stockholder vote reflects favorable stockholder support of the compensation paid to our NEOs. After considering this level of support, the Compensation Committee decided to retain the primary components of the compensation program, with an emphasis on short and long-term incentive compensation.

The Compensation Committee recognizes that executive pay practices and notions of sound governance principles continue to evolve. Consequently, the Compensation Committee intends to continue paying close attention to the advice and counsel of its independent compensation advisors and invites our stockholders to communicate any concerns or opinions on executive pay directly to the Compensation Committee or our board of directors.

At the 2014 annual meeting, our stockholders expressed a preference that advisory votes on executive compensation occur every year. In accordance with the results of this vote, our board of directors determined to implement an advisory vote on executive compensation every year until the next required vote on the frequency of stockholder votes on executive compensation, which is scheduled to occur at our 2020 annual meeting of stockholders.

Role of the Compensation Committee

The Compensation Committee assists our board in discharging its responsibilities relating to compensation of our executive officers. The Compensation Committee sets the overall compensation philosophy, objectives and policies for our executive officers and directors. The Compensation Committee has the authority to determine the form and amount of compensation appropriate to achieve our strategic objectives, including salary, bonus, incentive or performance-based compensation, and equity awards. The Compensation Committee reviews its compensation strategy annually to confirm that it supports our objectives and stockholders’ interests and that executive officers are being rewarded in a manner that is consistent with our philosophy.

Each of the three members of the Compensation Committee is independent as that term is defined in the listing standards of the NYSE and the director independence standards adopted by our board. Their independence from management allows the Compensation Committee members to apply independent judgment when designing our compensation program and in making pay decisions.

Role of the Compensation Consultant

To assist in evaluating our compensation practices, in 2016, the Compensation Committee engaged FPL Associates L.P. (“FPL”) to provide a competitive analysis of compensation levels for our NEOs. The Compensation Committee considered the independence of FPL in light of the SEC rules and NYSE listing standards and concluded that the work of FPL did not raise any conflicts of interest. Specifically, the Compensation Committee worked with FPL to establish our peer groups, and FPL conducted a competitive market assessment of the compensation elements for each of our NEOs, compared to such peer groups.

Role of Executive Officers in Compensation Decisions

Our Chief Executive Officer consulted with the Compensation Committee regarding 2016 compensation levels for each of our NEOs (except for himself) after taking into account input provided by FPL to our Compensation Committee. Our Chief Executive Officer annually reviews the performance of each of the other NEOs. Based on this review, he makes compensation recommendations to the Compensation Committee with respect to the NEOs, including recommendations for performance targets, salary adjustments, annual cash incentive awards and long-term equity-based incentive awards. The Compensation Committee exercises its discretion in accepting or modifying these recommendations and independently makes the performance evaluation and compensation decisions with regard to the Chief Executive Officer. No other NEO presents compensation recommendations to the Compensation Committee.

Peer Groups

For purposes of reviewing 2016 compensation, the Compensation Committee, with FPL’s assistance, reviewed two peer groups, which we refer to as the Primary Peer Group and the Supplemental Peer Group. The Compensation Committee and FPL determined to use both the Primary Peer Group and the Supplemental Peer Group because a peer group comprised of timber REITs alone provides limited comparables, particularly when factoring in best practices and adjusting for size.

Primary Peer Group. In determining the appropriate component companies for our Primary Peer Group, the Compensation Committee and FPL focused on companies - both REITs and natural resources-based companies - of comparable overall size. The table below shows information for our Primary Peer Group, all of which have fiscal years ending on December 31, with the exception of Universal Forest Products, whose fiscal year ends on the last Saturday of the calendar year.

Company	Market Capitalization as of December 31, 2016 ($'s in millions)
CatchMark Timber Trust, Inc.	437
American Farmland Company	156
Armada Hoffler Properties, Inc.	546
Deltic Timber	988
Easterly Government Properties, Inc.	738
Farmland Partners Inc.	194
Forestar Group Inc.	596
One Liberty Properties, Inc.	442
Pope Resources	286
SoTHERLY Hotels Inc.	98
St Joe Company	1,413
UMH Properties, Inc.	442
Universal Forest Products Inc.	2,079
Whitestone REIT	424

Supplemental Peer Group. In determining the appropriate component companies for our Supplemental Peer Group, the Compensation Committee and FPL focused on timber and other forest product companies. The table below shows information for our Supplemental Peer Group, all of which have fiscal years ending on December 31, with the exception of Universal Forest Products, whose fiscal year ends on the last Saturday of the calendar year.

Company	Market Capitalization as of December 31, 2016 ($'s in millions)
CatchMark Timber Trust, Inc.	437
Deltic Timber Corporation	988
Forestar Group Inc.	596
Plum Creek Timber Company, Inc.	(1)
Pope Resources	286
Potlatch Corporation	1,688
Rayonier Inc.	3,269
St Joe Company	1,413
Universal Forest Products Inc.	2,079
Weyerhaeuser Company*	22,523

*Weyerhaeuser Company acquired Plum Creek Timber on February 22, 2016.

In setting actual compensation levels for our NEOs, the Compensation Committee considers various factors - each as discussed in greater detail below in this CD&A - and did not target any element of compensation at a particular percentile or percentile range of the peer group data. Rather, the Compensation Committee uses this information as one input in its decision-making process.

Elements of 2016 Named Executive Officer Compensation Program

Our compensation program is comprised of three primary elements: base salary, annual cash incentive awards and long-term equity incentive awards (each as more fully-described below).

The following table summarizes the 2016 base salaries and threshold, target and maximum annual cash incentive and long-term equity incentive award opportunities for our named executive officers.

	2016 Base Salary	2016 Annual Cash Incentive			2016 Long-Term Equity Incentive
		Threshold	Target	Maximum	Threshold	Target	Maximum
Mr. Barag	$500,000	$187,500	$350,000	$525,000	$432,250	$862,500	$1,725,000
Mr. Rasor	$350,000	$87,500	$175,000	$262,500	$262,500	$525,000	$1,050,000
Mr. Davis	$350,000	$87,500	$175,000	$262,500	$262,500	$525,000	$1,050,000

The following charts demonstrate the significant portion of our NEOs’ 2016 target total direct compensation that is “at-risk,” which the Compensation Committee believes further aligns our executive officers’ interests with the interests of our stockholders and encourages longer-term value creation for our stockholders.

Base Salary

Our Compensation Committee believes that payment of a competitive base salary is a necessary element of any compensation program. Base salary levels also affect the annual cash incentive compensation because each NEO's threshold, target and maximum opportunity is based on a percentage of their respective base salary. Base salaries reflect the only fixed portion of our compensation program. In 2016, the Compensation Committee approved an 11% merit increase to each NEO’s base salary.

Annual Cash Incentive Bonus

The Company maintains an annual cash incentive award program for the NEOs, which it believes motivates and incentivizes the NEOs to achieve the short-term goals of the Company. The 2016 annual cash incentive award program had two components: a financial component, pursuant to which 80% of the annual cash incentive award opportunity was based on achievement of pre-determined goals related to specified performance metrics, and an individual performance component, pursuant to which 20% of the annual cash incentive award opportunity was based on the NEO’s performance over the course of 2016.

The Compensation Committee approved a threshold, target and maximum annual cash incentive award opportunity for each of our NEOs, each of which are reflected in the table above. The threshold, target and maximum annual cash incentive award opportunities for each NEO are based on a percentage of their respective base salary. The 2016 annual cash incentive target award opportunities represent a 75% increase over the NEOs annual incentive award opportunities for 2015. The Compensation Committee determined to approve such amounts after reviewing market data related to total cash compensation and total compensation for both the Primary Peer Group and the Supplemental Peer Group, our size assets, the overall performance of both the Company and each NEO individually and our general and administrative expenses.

Financial Performance Component. Eighty percent (80%) of the 2016 annual cash incentive award opportunity was based on the achievement of pre-determined goals related to the following performance metrics: adjusted earnings from continuing operations before interest, taxes, depletion and amortization (“Adjusted EBITDA”) (weighted 60%); and acquisitions (weighted 40%). The metrics selected by the Compensation Committee are important drivers of the success of the Company. Payout at target award levels for Adjusted EBITDA represents the annual budgeted amount approved by our board of directors in January 2016. While acquisitions are not budgeted, they are a specifically identified strategic objective, and the Compensation Committee established goals consistent with this strategic objective. The following table shows the threshold, target, maximum and actual performance levels for each financial component of the 2016 annual cash incentive award opportunities for our NEOs. For performance between threshold and target or target and maximum, the bonus amount is determined using straight-line interpolation. Performance at or above the maximum level results in a maximum level payout with respect to the financial performance component.

Financial Measure	Weighting	Threshold	Target	Maximum	Actual
Adjusted EBITDA(1)	60%	$31M	$33M	$35M	$36.5M
Acquisitions(2)	40%	$75M	$100M	$125M	$141.6M
(1) See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Adjusted EBITDA” on pages 40 and 41 of our annual report on Form 10‑K filed with the SEC on March 3, 2017 for the definition and information regarding why we present Adjusted EBITDA and for a reconciliation of this non‑GAAP financial measure to net loss.

(2) Acquisitions is calculated as cash paid for timberland acquisitions per the Consolidated Statement of Cash Flows on page F-8 of our annual report on Form 10-K filed with the SEC on March 3, 2017.

Based on the Company’s achievement of the pre-determined financial performance goals during 2016, each NEO achieved the maximum level of the financial performance component of his 2016 annual cash incentive award opportunity, as set forth below.

2016 Annual Cash Incentive Awards - Financial Performance Component
	Threshold	Target	Maximum	Actual
Mr. Barag	$150,000	$280,000	$420,000	$420,000
Mr. Rasor	$70,000	$140,000	$210,000	$210,000
Mr. Davis	$70,000	$140,000	$210,000	$210,000

Individual Performance Component. As discussed above, the annual cash incentive award opportunity for each of our NEOs was based twenty percent (20%) on an assessment of individual performance. The Compensation Committee reviews the performance of our CEO, and our CEO presents to the Compensation Committee individual performance assessments of the other NEOs and recommends for approval the individual performance result.

The Compensation Committee determined that, based on its subjective assessment of each NEO’s performance, each NEO achieved the maximum performance level of the individual component of his 2016 annual cash incentive award opportunity, as set forth below. In making this determination, the Compensation Committee considered the positive capital allocation and portfolio management decisions made by our NEOs. It also factored in the progress made on various business process improvements and shareholder outreach activities.

2016 Annual Cash Incentive Awards - Individual Performance Component
	Threshold	Target	Maximum	Actual
Mr. Barag	$37,500	$70,000	$105,000	$105,000
Mr. Rasor	$17,500	$35,000	$52,500	$52,500
Mr. Davis	$17,500	$35,000	$52,500	$52,500

2016 Annual Incentive Award Payouts. Based on the results discussed above, our NEOs earned 100% of their maximum annual cash incentive award opportunity for 2016, as reflected in the table below.

2016 Annual Cash Incentive Awards - Totals
	Threshold	Target	Maximum	Actual
Mr. Barag	$187,500	$350,000	$525,000	$525,000
Mr. Rasor	$87,500	$175,000	$262,500	$262,500
Mr. Davis	$87,500	$175,000	$262,500	$262,500

Equity Incentive Awards

We provide a substantial portion of each of our NEOs’ total annual compensation opportunity in the form of equity-based awards. In 2016, the Compensation Committee granted our NEOs both time-based shares of restricted stock and performance-based restricted stock units. Stock ownership is the simplest, most direct way to align our NEOs’ interests with those of our stockholders. The vesting and other design features of these awards, together with our stock ownership guidelines, encourage long-term stock ownership by our NEOs to further motivate them to create long-term stockholder value.

Award	Design Features	Purpose
Time-based restricted shares of common stock	Vest in four approximately equal annual installments following the grant date, subject to the executive's continued employment	Retention Aligns interests with those of our stockholders
Performance-based restricted stock units	Earned based on continued employment and the achievement of specified targets related to relative TSR compared to a timber peer group (70%) and compared to the Russell 3000 index (30%)	Focus and incentivize our executives on achievement of total shareholder return
	50% of the earned shares vest on the date the Compensation Committee certifies performance achievement and 50% vest on the first anniversary thereof	Retention Aligns interests with those of our stockholders

The Compensation Committee designated a threshold, target and maximum value for each NEO with respect to their 2016 long-term equity incentive award opportunity, as summarized in the table above. The 2016 long-term equity incentive award opportunities represent a 50% increase over the NEOs 2015 long-term equity incentive award opportunities. The Compensation Committee determined the threshold, target and maximum values for each of our NEOs based on its consideration of market data related to total compensation and equity compensation, our size assets, information from FPL regarding market practices of our peers, and general and administrative expenses.

2016 Time-Based Restricted Shares. Forty percent (40%) of each NEO’s 2016 long-term equity incentive award opportunity (based on award value) was granted in the form of time-based restricted shares of common stock, which vest in four equal annual installments on each anniversary of the grant date, subject to the executive’s continued employment with us on each vesting date. Any dividends on unvested time-based shares will be accrued and paid to the NEO if and when the related time-based shares vest.

2016 Performance-Based Restricted Stock Units. Sixty percent (60%) of each NEO’s 2016 long-term equity incentive award opportunity (based on award value) was granted in the form of performance-based restricted stock units. The performance-based restricted stock units may be earned following the conclusion of a three-year performance period that commenced on January 1, 2016 and ends on December 31, 2018 based on achievement of goals related to relative total shareholder return (TSR) as compared to a pre-established peer group comprised of companies within the timber industry (weighted 70%) and as compared to the Russell 3000 Index (weighted 30%). The timber peer group is comprised of North American companies within the iShares Global Timber & Forestry Exchange Traded Fund, as follows: Rayonier Inc., Potlatch Corp., Deltic Timber Corporation, Weyerhaeuser Company, West Fraser Timber, Sonoco Products, International Paper, Packaging Corp. of America, Westrock, Canfor Corp., and Kapstone Paper and Packaging.

Demonstrating its intention to create a strong link between pay and performance, the Compensation Committee established threshold, target and maximum performance levels for our TSR at 90%, 105% and 150%, respectively, of the median of peer group TSR and the Russell 3000 Index, where achievement at the 150% performance level results in 266 2/3 % of the units being earned, achievement at the 105% performance level results in 100% of the units being earned, and achievement at the 90% performance level results in 16 2/3% of the units being earned. Performance below thresholds results in forfeiture of the units. Earned units vest 50% on the date the Compensation Committee certifies performance achievement and 50% on the first anniversary thereof, subject to the executive’s continued employment with us on such date. Any dividends on unvested performance-based restricted stock units will be accrued and paid to the NEO if and when the related performance-based units vest.

More information regarding the equity incentive awards granted in 2016 can be found in the 2016 Grants of Plan-Based Awards table and the Outstanding Equity Awards at 2016 Fiscal-Year End table.

Benefits and Perquisites

Our Named Executive Officers participate in our benefit plans on the same basis as all of our employees. We offer health insurance, group term life, accidental death and dismemberment insurance, and short-term and long-term disability coverage to all of our benefit-eligible employees. We also offer a 401(k) plan to our benefit-eligible employees, and provide a company match. Our Company match is provided to all eligible company employees on the same basis. Our NEOs are entitled to the maximum paid vacations days per calendar year allowed under our policies. We do not offer any pension plans or nonqualified deferred compensation plans. We do not provide any perquisites to our Named Executive Officers.

Employment Agreements

We are currently party to employment agreements with each of our NEOs. Severance protections can play a valuable role in attracting and retaining key executive officers. Accordingly, we provide such protections for our NEOs in their employment agreements. The Compensation Committee determined the level of severance benefits for our NEOs after consultation with FPL on prevalent market practices and, in general, considers these severance protections an important part of our executives’ compensation and consistent with competitive practices. The agreements contain "double-trigger" change-of-control provisions. Tax gross ups are not provided in any of our agreements. Detailed information regarding these agreements and the benefits they provide is included under “Potential Payments Upon Termination of Employment or Change in Control.”

Other Compensation and Governance Policies

Stock Ownership and Retention Guidelines

In the interest of promoting and increasing the executives’ equity ownership in us and to further align their long-term interests with those of our stockholders, in October 2013, we adopted stock ownership guidelines that require executive officers to acquire and hold shares of our common stock, as follows:

Multiple of Base Salary
Chief Executive Officer	4x
Chief Financial Officer	2x
Chief Operating Officer	2x

The NEOs are expected to achieve their stock ownership guideline by the later of October 25, 2018, or the fifth anniversary of their election or appointment as an executive officer, if later. Until the ownership guideline is met, or at any time the executive officer is not in compliance with the guideline, he or she must retain 100% of any shares received from us for service as an executive officer (with certain exceptions for payment of an exercise price, if applicable, and satisfaction of tax liability). Shares beneficially owned outright by the executive officer or his or her immediate family members residing in the same household and shares of restricted common stock or restricted stock units (whether or not vested) granted by us are considered owned for purposes of satisfying these guidelines. Shares subject to unexercised stock options or unearned performance shares, however, do not count toward these ownership guidelines. Each of our NEOs is making continued strides toward achieving his stock ownership guideline.

Hedging, Pledging, and Insider Trading Policy

Our insider trading policy prohibits our directors, officers and other employees from (i) holding company securities in a margin account or otherwise pledging company securities as collateral for a loan, and (ii) engaging in hedging transactions in the company’s securities. Our insider trading policy also prohibits our employees, officers, and directors from purchasing or selling our securities while in possession of material nonpublic information.

Review of Risk Associated with Compensation Plans

We periodically review our compensation policies and practices for all employees, including executive officers. As part of the review process, we identify the potential risk areas and we assess whether our practices pose any actual risks. The Compensation Committee's independent compensation consultant advises the Compensation Committee with respect to the risk assessment of our compensation programs for the Company. The Compensation Committee last undertook this review in April 2017 and determined that our compensation programs are not reasonably likely to have a material adverse effect on us.

Impact of Regulatory Requirements on Compensation

Section 162(m) of the Code limits a publicly-held company's tax deduction each year for compensation to any "covered employee," except for certain qualifying "performance-based compensation” to $1.0 million. To date, Section 162(m) has not been an issue for us. As long as we qualify as a REIT, we do not expect to pay federal income taxes at the corporate level. Therefore, we believe any potential future loss of deductibility of compensation which may occur would not have a significant adverse impact on us. To the extent that any part of our compensation expense does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income tax as ordinary income rather than return of capital, and any such compensation allocated to our taxable REIT subsidiary whose income is subject to federal income tax could result in an increase in income taxes due to the inability to deduct such compensation. Even if it is determined that Section 162(m) applies or may apply to certain compensation packages, in order to maintain flexibility in compensating our executives, the Compensation Committee reserves the right to use its judgment to structure compensation packages and awards that may be subject to the deduction limit when the Compensation Committee believes that such payments are appropriate.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation paid to or earned by our NEOs for the fiscal years ended December 31, 2016, December 31, 2015 and December 31, 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Mr. Jerry Barag Chief Executive Officer and President	2016	500,000	—	862,486	525,000	19,737	1,907,223
	2015	450,000	—	590,114	254,896	21,476	1,316,486
	2014	325,000	215,000 (4)	—		20,438	560,438
Mr. John F. Rasor Chief Operating Officer and Secretary	2016	350,000	—	524,981	262,500	19,775	1,157,256
	2015	315,000	—	359,625	127,448	17,763	819,836
	2014	305,000	110,000 (4)	—		20,246	435,246
Mr. Brian M. Davis Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	2016	350,000	—	524,981	262,500	18,000	1,155,481
	2015	315,000	—	359,625	127,448	15,946	818,019
	2014	305,000	110,000 (4)	—		17,500	432,500

(1)
In accordance with SEC rules, the stock award column reflects the aggregate grant date fair value of restricted stock units (“RSUs”) and restricted shares granted during the applicable year computed in accordance with FASB ASC 718. For 2016, it includes the grants of time-based restricted shares and performance-based RSUs assuming target performance. The potential payouts under the performance component of the 2016 long-term equity incentive awards are performance-based and therefore are at risk. There is no guarantee that amounts relating to unearned and unvested awards will ultimately be paid to the NEO. Pursuant to SEC rules, the values are not reduced by an estimate for the probability of forfeiture. The grant date fair value of the time-based restricted shares granted in 2016 was based on the closing price of our common stock on the date of grant. The grant date fair value of the performance-based RSUs granted in 2016 was determined using the Monte Carlo simulation based on assumed achievement of the target performance levels, which was the probable outcome of the performance conditions on the grant date. For additional detail on the assumptions used in the Monte Carlo model to determine the fair value, see Note 9 to our consolidated financial statements included in our Form 10-K filed with the SEC on March 3, 2017. Assuming, instead, that the Company were to achieve the maximum performance levels, the grant date fair value of the performance-based RSUs would have been $1,380,000 for Mr. Barag and $840,000 for each of Messrs. Rasor and Davis.

(2)
Reflects each NEO’s annual cash incentive award. The potential payouts under the plan were performance-based and therefore were at risk. For more information, see the Compensation Discussion and Analysis.

(3)	Reflects the Company’s employer's matching contribution to the 401(k) plan.

(4)	Reflects the cash bonus awarded to our NEOs based on the Compensation Committee’s review of performance during 2014.

Grants of Plan-Based Awards

The following table presents information concerning plan-based awards granted to each of the NEOs during 2016.

2016 Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Barag		187,500	350,000	525,000
	05/05/16				6,040	36,244	96,651		517,500
	05/05/16							32,639	344,986
Mr. Rasor		87,500	175,000	262,500
	05/05/16				3,676	22,061	58,831		315,000
	05/05/16							19,867	209,981
Mr. Davis		87,500	175,000	262,500
	05/05/16				3,676	22,061	58,831		315,000
	05/05/16							19,867	209,981

(1)	Reflects each NEO’s annual cash incentive opportunity for 2016.

(2)
Reflects performance-based RSUs granted under the Amended and Restated 2005 Long-Term Incentive Plan, which may be earned upon achievement of pre-established performance goals related to relative TSR as compared to a pre-established peer group comprised of companies within the timber industry (weighted 70%) and as compared to the Russell 3000 Index (weighted 30%) over a three-year performance period and, of such earned units, 50% vest and convert to shares of our common stock immediately upon the Compensation Committee’s certification of achievement of the performance goals and 50% vest and convert to shares of our common stock on the first anniversary of such certification date, subject to the NEO’s continued employment with us on each vesting date.

(3)
Reflects time-based shares of restricted common stock granted under the Amended and Restated 2005 Long-Term Incentive Plan, which vest in four approximately equal installments on each anniversary of the grant date, subject to the NEO’s continued employment with the Company on each vesting date.

(4)	Reflects the aggregate grant date fair value of stock awards, computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning outstanding equity awards held by the named executive officers as of December 31, 2016.

Outstanding Equity Awards at 2016 Fiscal Year-End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Mr. Barag	3,300 (1)	37,158
	15,840 (2)	178,358
	10,000 (3)	112,600	3,200 (5)	36,032
	24,480 (4)	275,645	6,040 (6)	68,010
Mr. Rasor	2,600(1)	29,276
	12,480 (2)	140,524
	6,100 (3)	68,686	1,900 (5)	21,394
	14,901 (4)	167,785	3,676 (6)	41,392
Mr. Davis	2,600 (1)	29,276
	12,480 (2)	140,524
	6,100 (3)	68,686	1,900 (5)	21,394
	14,901 (4)	167,785	3,676 (6)	41,392

(1)	Reflects shares of restricted common stock granted to the NEO on November 4, 2013 that vest on January 24, 2018, subject to the executive’s continued employment with us on each vesting date.

(2)	Reflects shares of restricted common stock granted to the NEO on December 13, 2013 that vest on January 23, 2018, subject to the executive’s continued employment with us on such vesting date.

(3)
Reflects time-based shares of restricted common stock granted to the NEO on February 18, 2015 that vest in approximately equal installments on each February 18, 2018 and February 18, 2019, subject to the executive’s continued employment with us on each vesting date.

(4)
Reflects time-based shares of restricted common stock granted to the NEO on May 5, 2016, that vest in approximately equal installments on each February 18, 2018, February 18, 2019, and February 18, 2020, subject to the executive’s continued employment with us on each vesting date.

(5)
Reflects performance-based shares of restricted common stock granted to the NEO on February 18, 2015, which may be earned upon achievement of pre-established performance goals related to relative TSR as compared to a pre-established peer group comprised of four companies within the timber industry (weighted 70%) and as compared to the Russell 3000 Index (weighted 30%) over a three-year performance period. In accordance with SEC rules and based on performance as of December 31, 2016, the number of performance-based restricted shares reflected in the table is based on an assumed achievement of performance goals at the threshold performance level. If target performance goals are achieved, then Messrs. Barag, Davis and Rasor may earn 19,100, 11,600 and 11,600 shares, respectively; if maximum performance goals are achieved, then Messrs. Barag, Davis and Rasor may earn 50,900, 31,000 and 31,000 shares, respectively; and shares earned for performance between threshold and target or target and maximum will be determined using straight-line interpolation.  Fifty percent (50%) of performance shares earned vest immediately upon the Compensation Committee’s certification of achievement of the performance goals and fifty percent (50%) will vest on the first anniversary of such certification date, subject to the executive’s continued employment with us on each vesting date.

(6)
Reflects performance-based RSUs granted to the NEO on May 5, 2016, which may be earned upon achievement of pre-established performance goals related to relative TSR as compared to a pre-established peer group comprised of companies within the timber industry (weighted 70%) and as compared to the Russell 3000 Index (weighted 30%) over a three-year performance period. In accordance with SEC rules and based on performance through December 31, 2016, the number of performance-based restricted stock units reflected in the table is based on an assumed achievement at the threshold performance level. If target performance goals are achieved, then Messrs. Barag, Davis and Rasor may earn 36,244, 22,061 and 22,061 units, respectively; if maximum performance goals are achieved, then Messrs. Barag, Davis and Rasor may earn 96,651, 58,831 and 58,831 units, respectively; and units earned for performance between threshold and target or target and maximum will be determined using straight line interpolation.  Fifty percent (50%) of units earned vest and convert to shares of common stock immediately upon the Compensation Committee’s certification of achievement of the performance goals and fifty percent (50%) will vest and convert to shares of our common stock on the first anniversary of such certification date, subject to the executive’s continued employment with us on each vesting date.

(7)	Based on the closing price of our common stock on December 30, 2016, the last trading day of our fiscal year ($11.26).

Potential Payments Upon Termination of Employment or Change in Control

On October 30, 2013, we entered into an employment agreement with each of Messrs. Barag, Rasor and Davis, the original term of which commenced on October 25, 2013 and will terminate on December 31, 2017 for each of the executives. Each of the agreements provides for an automatic one-year renewal period, unless either party provides notice to the other of its intent not to renew the agreement. Pursuant to the employment agreements, we will provide or pay for health benefits for each of the executives, and the executives are entitled to participate in all incentive, savings and retirement plans and programs available to senior executives of our company.

The employment agreements provide for certain severance benefits if the executive’s employment is terminated by us without cause or if the executive resigns for good reason, as follows:

•
severance equal to two times his then-current base salary, payable in installments over a 24-month period, or, if the termination occurs during the period commencing 90 days prior to a change in control and concluding on the one-year anniversary of a change in control, severance equal to three times his then-current base salary, payable in a single lump sum;

•
for Messrs. Barag and Davis, monthly payments for 18 months equal to the excess of (i) the COBRA cost of group health benefits over (ii) the active employee rate for such coverage, except that our obligation to provide this benefit will end if the executive becomes employed by another employer that provides him with group health benefits, and for Mr. Rasor, 18 monthly payments of $1,413; and

•	accelerated vesting of all of the executive’s outstanding equity awards that vest based on continuous service with us.

In order to receive the severance benefits, the executive must sign and not revoke a release of claims and comply with the restrictive covenants in his employment agreement. Each of the employment agreements contains non-competition, employee non-solicitation and customer non-solicitation covenants that apply during the executive’s employment and for two years after termination of executive’s employment during the term of the employment agreement, as well as covenants regarding confidentiality and ownership of property.

The employment agreements do not provide for any severance benefits in the event of the executive’s termination (i) by us for cause, (ii) by the executive without good reason, or (iii) by reason of his death or disability except that, in the event of the executive’s death or disability, his outstanding equity awards that vest based on continuous service with us will become fully-vested. In addition, the employment agreements provide that if any payments or benefits would be subject to the excise tax imposed on “parachute payments” under Section 4999 of the Code, the payments will be limited to the maximum amount that could be paid without triggering the excise tax.

Summary of Potential Termination Payments and Benefits

The following table summarizes the value of the termination payments and benefits that each of our NEOs would receive if a change in control had occurred on December 31, 2016 and/or if the executive had terminated employment on December 31, 2016 under the circumstances shown. The amounts shown in the tables do not include accrued but unpaid salary or payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as distributions of plan balances under our tax-qualified 401(k) plan, and death or disability benefits under our generally available welfare programs.

Name	Termination for Cause or Resignation without Good Reason ($)	Termination without Cause or Resignation For Good Reason not in connection with a Change in Control ($)	Death or Disability ($)	Termination without Cause or Resignation For Good Reason in connection with a Change in Control ($)	Change in Control (without a termination of employment) ($)
Mr. Barag
Cash Severance	—	1,000,000	—	1,500,000	—
Health Benefits (1)	—	13,698	—	13,698	—
Value of Unvested Time-Based Restricted Share Awards (2)	—	425,403	425,403	425,403	425,403
Value of Unvested Performance-Based Awards (3)(4)(5)	—	282,401	282,401	282,401	282,401
Total	—	1,721,502	707,804	2,207,804	707,804
Mr. Rasor
Cash Severance	—	700,000	—	1,050,000	—
Health Benefits (1)	—	25,434	—	25,434	—
Value of Unvested Time-Based Restricted Share Awards (2)	—	265,747	265,747	265,747	265,747
Value of Unvested Performance-Based Awards (3)(4)(5)	—	203,311	203,311	203,311	203,311
Total	—	1,194,492	469,058	1,544,492	469,058
Mr. Davis
Cash Severance	—	700,000	—	1,050,000	—
Health Benefits (1)	—	21,294	—	21,294	—
Value of Unvested Time-Based Restricted Share Awards (2)	—	265,747	265,747	265,747	265,747
Value of Unvested Performance-Based Awards (3)(4)(5)	—	203,311	203,311	203,311	203,311
Total	—	1,190,352	469,058	1,540,352	469,058

(1)	Represents for Messrs. Barag and Davis Company-paid COBRA for medical and dental coverage based on COBRA 2016 rates for 18 months and for Mr. Rasor, 18 monthly payments of $1,413.

(2)
Represents the value of unvested time-based restricted shares of common stock that vest in full upon the designated event based upon the closing price of our common stock on the NYSE on December 30, 2016, the last trading day in our 2016 fiscal year, of $11.26.

(3)
Represents the value of unvested performance-based awards that vest upon the designated event based upon the closing price of our common stock on the NYSE on December 30, 2016, the last trading day in our 2016 fiscal year, of $11.26.

(4)
Upon the executive’s termination of employment by reason of his death or disability, or by the Company without “cause” or by the executive for “good reason,” the performance awards will remain outstanding and eligible to vest pro rata following the conclusion of the performance period based on actual performance. For purposes of this table and based on performance through December 31, 2016, the value reflected in the table assumes achievement of the relevant performance goals at the threshold level of performance, and the payouts were prorated based upon the executive’s completion of two-thirds of the performance period (through December 31, 2016), with respect to the performance awards granted in 2015, and one-third of the performance period (through December 31, 2016), with respect to the performance awards granted in 2016.

(5)
In the event of a change in control (as defined in the Amended and Restated 2005 Long-Term Incentive Plan), the performance period will end on the effective date of the change in control, and the Compensation Committee will determine the number of performance awards earned based on actual performance as of such date. One hundred percent (100%) of such earned shares will become fully-vested on the effective date of the change in control. For purposes of this table and based on performance through December 31, 2016, the value reflected in the table assumes achievement of the relevant performance goals as of the change in control date at the threshold level of performance.

PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, which was added by the Dodd‑Frank Wall Street Reform and Consumer Protection Act (the “Dodd‑Frank Act”), we are required to provide our stockholders with the opportunity to vote to approve, on an advisory, non‑binding basis, the compensation of the NEOs as disclosed in this proxy statement in accordance with the SEC’s rules.
As described in detail in “Compensation Discussion and Analysis” above, our executive compensation programs are designed to attract, retain and motivate employees of superior ability who are dedicated to the long-term interests of our stockholders. Under these programs, the NEOs are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value.
We are asking our stockholders to indicate their support for the compensation of the NEOs as described in this proxy statement. This proposal, commonly known as a “say‑on‑pay” proposal, gives our stockholders the opportunity to express their views on the compensation of the NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the approval, on an advisory basis, of the compensation of the NEOs, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section, the Summary Compensation Table and the other related tables and narrative discussion.
The say‑on‑pay vote is advisory, and therefore not binding on us, the Compensation Committee or our board of directors. Our board of directors and the Compensation Committee, however, value the opinions of our stockholders, and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation as it deems appropriate.
Vote Required
Under our bylaws, approval of the proposal to approve, on an advisory basis, the compensation of the NEOs, requires the affirmative vote of at least a majority of the votes cast on the proposal. Abstentions and broker non‑votes will not be counted as votes cast for this proposal and, therefore, will have no effect on the outcome of the proposal.
Recommendation
Our board of directors unanimously recommends that stockholders vote “FOR” the approval, on an advisory basis, of our named executive officer compensation, as disclosed in this proxy statement in accordance with the rules of the SEC.

PROPOSAL NO. 3: CATCHMARK TIMBER TRUST, INC. 2017 INCENTIVE PLAN

We are asking our stockholders to approve the CatchMark Timber Trust, Inc. 2017 Incentive Plan (the “2017 Plan”) to replace the CatchMark Timber Trust, Inc. Amended and Restated 2005 Plan (the “2005 Plan”). The 2005 Plan is the only plan under which equity-based compensation may currently be awarded to our executive officers and other employees, as well as our non-employee directors. As of our record date, there were 482,640 shares of our common stock remaining available for the grant of equity awards under the 2005 Plan (the “Remaining 2005 Plan Reserve”). As of our record date, we had not yet awarded 2017 long-term incentive awards to our executive officers; accordingly, the Remaining 2005 Plan Reserve will be used for such 2017 long-term incentive awards and, following such grants, will be significantly depleted. In order to enable us to continue to offer meaningful equity-based incentives, as well as cash-based incentives, to our employees, officers, directors and consultants, our board believes that it is both necessary and appropriate to increase the number of shares of our common stock available for these purposes. As a result, on April 12, 2017, upon the recommendation of the Compensation Committee, our board approved and adopted the 2017 Plan, subject to approval by our stockholders at this annual meeting.

If the 2017 Plan is approved by our stockholders, it will become effective on June 23, 2017, and the maximum number of shares reserved for issuance under the 2017 Plan will be 1,800,000. If stockholders approve the 2017 Plan, no further awards will be granted under the 2005 Plan, and the 2005 Plan will remain in effect only for so long as awards granted thereunder remain outstanding. If the 2017 Plan is not approved by our stockholders, no awards will be made under the 2017 Plan, and the 2005 Plan will remain in effect as it existed immediately prior to our 2017 annual meeting. However, if the 2017 Plan is not approved, we will likely not have enough shares to grant equity awards in our 2018 annual award cycle.
In addition to requesting stockholder approval of the 2017 Plan and the new shares being reserved for issuance, we also are requesting that our stockholders approve the material terms of the performance goals contained in the 2017 Plan in order to allow certain awards to be potentially eligible for exemption from the $1.0 million deduction limit imposed by Section 162(m) of the tax code, as discussed under “Summary of Material Terms of the 2017 Plan - Performance Goals” below. Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its CEO or any of its three most highly compensated executive officers (other than the CFO) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “performance-based” compensation. Market-priced stock options and stock appreciation rights are two examples of performance-based compensation. Other types of awards, such as restricted stock, restricted stock units and cash-based awards that are granted pursuant to pre-established objective performance formulas, may also qualify as fully-deductible performance-based compensation, so long as certain requirements are met. One of the requirements for compensation to qualify as performance-based under Section 162(m) is that the material terms of the performance goals, including the list of permissible business criteria for performance objectives under the 2017 Plan, be disclosed to and approved by stockholders. In order for certain awards granted under the 2017 Plan to be eligible to qualify as “qualified performance-based compensation” within the meaning of Section 162(m), we are seeking stockholder approval of the material terms of the performance goals under the 2017 Plan for purposes of compliance with Section 162(m).
In accordance with Section 162(m), the material terms that our stockholders approve constitute the framework for our Compensation Committee to establish programs and awards under which compensation we provide may qualify as performance-based compensation for purposes of Section 162(m). Stockholder approval of the material terms of performance goals under the 2017 Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the 2017 Plan to qualify for the performance-based compensation exemption under Section 162(m), and stockholder approval of the material terms of the performance goals of the 2017 Plan does not alone ensure that all compensation paid under the 2017 Plan will qualify as tax-deductible compensation. There can be no guarantee that amounts payable under the 2017 Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, to maintain flexibility in compensating our executive officers, our Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the Section 162(m) deduction limit when our Compensation Committee believes that such payments are appropriate. Accordingly, even if approved by our stockholders, this proposal would not limit our right to pay compensation that does not qualify as performance-based compensation for purposes of Section 162(m), in whole or in part.

For purposes of Section 162(m), the material terms of the performance goals for awards granted under the 2017 Plan include:

•	the employees eligible to receive compensation;

•	the description of the business measures on which the performance goals may be based; and

•	the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the arrangement.

Each of these aspects is discussed later in this Proposal No. 3 and stockholder approval of this Proposal No. 3 constitutes approval of each of these aspects for purposes of the Section 162(m) stockholder approval requirements.
Background for the Current Share Reserve Request
In setting the number of proposed shares issuable under the 2017 Plan, the Compensation Committee and our board considered a number of factors, including the following (each of which are discussed further below):

•	key data relating to outstanding equity awards and shares available for grant;

•	significant historical award information, reflected through our burn rate; and

•	future share needs.

Key Data Relating to Outstanding Equity Awards and Shares Available
 The following table includes information regarding outstanding equity awards and shares available for future awards under the 2005 Plan as of our record date:

2005 Plan (1)(2)
Total shares underlying outstanding stock options	1,676
Weighted-average exercise price of outstanding stock options	23.85
Weighted-average remaining contractual life of outstanding stock options	1.8
Total shares underlying full value awards outstanding	810,243
Total shares currently available for grant	482,640

(1)	If our stockholders approve the 2017 Plan, all future equity awards will be made from the 2017 Plan, and we will not grant any additional awards under the 2005 Plan.
(2)	This information does not reflect 2017 grants that have not yet been awarded to our executive officers.

Information Regarding our Authorized Shares and Stock Price
Our charter authorizes the issuance of 900,000,000 shares of common stock. As of our record date, there were 38,752,573 shares of common stock issued and outstanding and the closing price of a share of our common stock as of that date was $11.66.
Significant Historical Award Information
A common measure of a stock plan’s cost is the “burn rate,” which refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. Our adjusted burn rate for the last three years is set forth below, and our average adjusted burn rate (1) over such three-year period was 0.90% of shares of our common stock outstanding per year.

	2016 (%)	2015 (%)	2014 (%)
Adjusted Burn Rate (1)	1.75	0.96	0.00
 __________________

(1)
Adjusted burn rate is calculated under Institutional Stockholder Services’ methodology by dividing the number of shares subject to equity awards granted during the applicable fiscal period, adjusted to address the dilutive effect of stock-based awards other than stock options and SARs, by the weighted common shares outstanding during the applicable fiscal period. The adjustment is based on the volatility of a company’s stock price, and we calculated the applicable adjustment factor to be 2x for our company.

Future Share Needs

If the 2017 Plan is approved by stockholders, the total number of shares available for grant will be 1,800,000. We expect this amount to last for approximately three to five years of awards. This estimate is based on our average adjusted burn rate of 0.90%, as described above. While we believe this modeling provides a reasonable estimate of how long such a share reserve would last, there are a number of factors that could impact our future equity share usage. Among the factors that will impact our actual share usage are changes in market grant values, changes in the number of recipients, changes in our stock price, payout levels of performance-based awards, changes in the structure of our LTI program and forfeitures of outstanding awards. The total overhang resulting from the share request, including awards outstanding under the 2005 Plan, represents approximately 8% of the shares of our common stock outstanding as of our record date.

Important Provisions of the 2017 Plan

The 2017 Plan contains the following provisions that our Compensation Committee believes are consistent with the interests of stockholders and sound corporate governance practices:

•
No repricing of stock options or SARs. The 2017 Plan prohibits the repricing of stock options or stock appreciation rights, or SARs, without stockholder approval. This prohibition includes reducing the exercise price or base price after the date of grant or replacing, regranting or canceling a stock option or SAR for cash or another award (including following a participant’s voluntary surrender of underwater stock options or SARs).

•	No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying stock on the date of grant.

•
No Liberal Share Recycling Provisions. The 2017 Plan prohibits the re-use of shares withheld or delivered to satisfy the exercise price of a stock option or stock appreciation right or to satisfy tax withholding requirements. The 2017 Plan also prohibits “net share counting” upon the exercise of stock options or stock appreciation rights.

•
No liberal change-in-control definition. The change-in-control definition contained in the 2017 Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.

•
“Double-trigger” change in control vesting. If awards granted under the 2017 Plan are assumed by a successor in connection with a change in control, such awards will not automatically vest and pay out solely as a result of the change in control. Instead, such awards will vest if within two years after the effective date of the change in control, the participant’s employment is terminated without cause or the participant resigns for good reason.

•
Minimum vesting requirements. Except in the case of substitute awards, awards granted under the 2017 Plan will be subject to a minimum vesting period of one year (subject to automatic acceleration of vesting only in the event of death or disability of the participant). Notwithstanding the foregoing, the Compensation Committee may grant awards without the above-described minimum vesting requirement with respect to awards covering five percent (5%) or fewer of the total number of shares authorized under the 2017 Plan.

•	No award may be transferred for value. The 2017 Plan prohibits the transfer of unexercised or restricted awards to independent third parties for value.

•	No dividends on unearned or unvested awards. The 2017 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned or unvested awards.

•
Limit on awards to non-employee directors. The 2017 Plan places a limit of $350,000 (or $500,000 in the case of a non-employee chairman of our board or lead director) in the aggregate compensation that may be granted to any non-employee director in any calendar year.

•
Limitation on amendments. No material amendments to the 2017 Plan can be made without stockholder approval if any such amendment would materially increase the number of shares reserved or the per-participant award limitations under the 2017 Plan, or that would diminish the prohibitions on repricing stock options or SARs.

Summary of Material Terms of the 2017 Plan

A summary of the material terms of the 2017 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2017 Plan, which is attached to this proxy statement as Appendix A.

Purpose. The purpose of the 2017 Plan is to promote our success by linking the personal interests of our employees, officers, consultants and directors to those of our stockholders, and by providing participants with an incentive for outstanding performance. The 2017 Plan is also intended to enhance our ability to motivate, attract and retain the services of employees, officers and directors upon whose judgment, interest and special effort the successful conduct of our operation is largely dependent.

Administration. The 2017 Plan will be administered by our Compensation Committee.  Our Compensation Committee will have the authority to: (i) grant awards; (ii) designate participants; (iii) determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; (iv) establish, adopt or revise any plan, program or policy for the grant of awards as it may deem necessary or advisable, including but not limited to short-term incentive programs; (v) establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2017 Plan; and (vi) make all other decisions and determinations that may be required under the 2017 Plan.  Our board may at any time administer the 2017 Plan.  If it does so, it will have all the powers of our Compensation Committee under the 2017 Plan.

Eligibility. The 2017 Plan permits the grant of awards to our employees, officers, non-employee directors and consultants and those of our affiliates. The number of eligible participants in the 2017 Plan will vary from year to year. As of the record date, approximately 18 employees and five non-employees (including our non-employee directors) were eligible to receive awards under the 2017 Plan.

Permissible Awards. The 2017 Plan authorizes the granting of awards in any of the following forms:

•
options to purchase shares of our common stock, which may be designated under the tax code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to consultants or non-employee directors);

•
stock appreciation rights, or SARs, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of our common stock on the date of exercise over the base price of the award;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by our Compensation Committee;

•
restricted stock units, or RSUs, which represent the right to receive shares of our common stock (or an equivalent value in cash or other property, as specified in the award agreement) in the future, based upon the attainment of stated vesting criteria;

•
deferred stock units, or DSUs, which represent the right granted to receive shares of our common stock (or an equivalent value in cash or other property, as specified in the award agreement) at a future time as determined by our Compensation Committee, or as determined by the recipient within guidelines established by our Compensation Committee in the case of voluntary deferral elections;

•
performance awards, which are awards payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the 2017 Plan may be granted in the form of a performance award);

•	other stock-based awards in the discretion of our Compensation Committee; and

•	cash-based awards, including annual incentive awards.

Dividend equivalent rights, which entitle the participant to payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award, may be granted with respect to awards other than options or SARs. Any such dividend equivalent rights will either (i) be reinvested in the form of additional shares, which shares will be subject to the same vesting provisions as provided for the host award, or (ii) be credited by the Company to an account for the participant and accumulated without interest until the date upon which the host award becomes vested.  In no event will dividend equivalents be paid or distributed until the vesting restrictions of the underlying award lapse.

Authorized Shares. Subject to adjustment as provided in the 2017 Plan, the aggregate number of shares of our common stock reserved and available for issuance pursuant to awards granted under the 2017 Plan is 1,800,000. Shares subject to awards that are canceled, terminated, forfeited or settled in cash will again be available for awards under the 2017 Plan. Shares withheld to satisfy exercise prices or tax withholding obligations will not be added back to the pool of shares available for awards under the 2017 Plan. In the event of a nonreciprocal transaction between us and our stockholders that causes the per share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2017 Plan will be adjusted proportionately, and our Compensation Committee must make such adjustments to the 2017 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Limitations on Individual Awards. The maximum aggregate number of shares of our common stock subject to stock-based awards that may be granted under the 2017 Plan in any calendar year to any one participant is as follows:

Options	250,000
Stock appreciation rights	150,000
Performance-Based Stock Awards	500,000

The maximum aggregate amount awarded or credited with respect to cash-based awards under the 2017 Plan to any one participant in any calendar year is $3,000,000.  Cash-based awards granted under the 2017 Plan may include annual bonuses. These limits are subject to anti-dilution adjustments in the event of stock splits, mergers, consolidations, stock dividends, recapitalizations and similar transactions, but may not otherwise be amended without stockholder approval.

Minimum Vesting. Except in the case of substitute awards (which are awards granted in substitution for stock and stock-based awards held by employees of another entity who become employees of ours or of our affiliates as a result of a merger, consolidation or acquisition) awards granted under the 2017 Plan will be subject to a minimum vesting period of one year (subject to automatic acceleration of vesting only in the event of death or disability of the participant). Notwithstanding the foregoing, the Compensation Committee may grant awards without the above-described minimum vesting requirement with respect to awards covering five percent (5%) or fewer of the total number of shares authorized under the 2017 Plan.

Treatment of Awards upon a Participant’s Death or Disability. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability:

•	all outstanding options and SARs that may be exercised will become fully exercisable;

•	all time-based vesting restrictions on outstanding awards will lapse; and

•
the payout opportunities attainable under all outstanding performance-based awards will vest based on (i) target performance if the termination occurs in the first half of the performance period or (ii) actual performance if the termination occurs in the second half of the performance period and the awards will pay out on a pro rata basis, based on the time elapsed prior to the termination.

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the occurrence of a change in control of our company in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by our Compensation Committee or our board:

•	all outstanding options and SARs that may be exercised will become fully exercisable;

•	all time-based vesting restrictions on outstanding awards will lapse; and

•
the payout opportunities attainable under all outstanding performance-based awards will vest based on (i) target performance if the change in control occurs in the first half of the performance period or (ii) actual performance if the change in control occurs in the second half of the performance period and the awards will pay out on a pro rata basis, based on the time elapsed prior to the change in control.

With respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined), then:

•	all of that participant’s outstanding options and SARs that may be exercised will become fully exercisable;

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse; and

•
the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on (i) target performance if termination occurs in the first half of the performance period or (ii) actual performance if termination occurs in the second half of the performance period (measured as of the end of the calendar quarter immediately preceding the date of termination) and the awards will pay out on a pro rata basis, based on the time elapsed prior to the date of termination.

Discretion to Accelerate Awards. The Compensation Committee may in its sole discretion determine that, upon the termination of service of a participant for any reason, or the occurrence of a change in control, all or a portion of such participant’s options or SARs will become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the participant’s outstanding awards will lapse, and/or that any performance-based criteria with respect to any awards held by that participant will be deemed to be wholly or partially satisfied, in each case, as of such date as the Compensation Committee may, in its sole discretion, declare.

Certain Transactions. Upon the occurrence or in anticipation of certain corporate events or extraordinary transactions, our Compensation Committee may also make discretionary adjustments to awards, including settling awards for cash, providing that awards will become fully vested and exercisable, providing for awards to be assumed or substituted, or modifying performance targets or periods for awards.

Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that our Compensation Committee may permit other transfers (other than transfers for value) where our Compensation Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by our Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Performance Objectives.    Options and stock appreciation rights (SARs) granted under the 2017 Plan are designed to be exempt from the $1 million deduction limit imposed by Section 162(m). When granting any other award, our Compensation Committee may designate such award as a “qualified performance-based award” intended to qualify for the Section 162(m) exemption. If an award is so designated, our Compensation Committee must establish objectively determinable performance goals for such award within the time period prescribed by Section 162(m) based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department, function or business unit within the Company or an affiliate:

•	Revenue (premium revenue, total revenue or other revenue measures)

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Economic value added return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Internal rate of return or increase in net present value

•	Productivity measures

•	Cost reduction measures

•	Strategic plan development and implementation

•	Working capital (including, but not limited to, targets relating to inventory and/or accounts receivable

•	Safety standards

•	Stock price or performance

Performance objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

The Compensation Committee may provide, at the time the performance goals are established, that any evaluation of performance will exclude or otherwise be objectively adjusted for any specified circumstance or event that occurs during a performance period, including for example: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) unusual or infrequently occurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncements thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) any other specific, unusual or nonrecurring events, or objectively determinable category thereof, including discontinued operations or changes in the Company’s fiscal year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses.

Termination and Amendment. The 2017 Plan will terminate on June 23, 2027, the tenth anniversary of the date of our 2017 Annual Meeting, or, if our stockholders approve an amendment to the 2017 Plan that increases the number of shares subject to the 2017 Plan, the tenth anniversary of the date of such approval, unless earlier terminated by our board or Compensation Committee. Our board or Compensation Committee may, at any time and from time to time, terminate or amend the 2017 Plan, but if an amendment to the 2017 Plan would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. No termination or amendment of the 2017 Plan may adversely affect any award previously granted under the 2017 Plan without the written consent of the participant. Without the prior approval of our stockholders, and except as otherwise permitted by the antidilution provisions of the 2017 Plan, the 2017 Plan may not be amended to directly or indirectly reprice, replace or repurchase “underwater” options or SARs.

Our Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by our stockholders or otherwise permitted by the antidilution provisions of the 2017 Plan, (i) the exercise price or base price of an option or SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for cash, other awards, or options or SARS with an exercise price or base price that is less than the exercise price or base price of the original option or SAR, or otherwise, (iii) we may not repurchase an option or SAR for value (in cash or otherwise) from a participant if the current fair market value of the shares of our common stock underlying the option or SAR is lower than the exercise price or base price per share of the option or SAR, and (iv) the original term of an option or SAR may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options and SARs cannot be repriced, directly or indirectly, without the prior consent of our stockholders. The exchange of an “underwater” option or stock appreciation right (i.e., an option or stock appreciation right having an exercise price or base price in excess of the current market value of the underlying stock) for cash or for another award would be considered an indirect repricing and would, therefore, require the prior consent of our stockholders.

Certain Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2017 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed and may vary from locality to locality.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to us upon the grant of a nonstatutory stock option under the 2017 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of our common stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to us upon the grant or exercise of an incentive stock option. If the optionee holds the acquired option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs. A participant receiving a SAR under the 2017 Plan will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the participant exercises a SAR, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant, and we will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of our common stock as of that date (less any amount he or she paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). If the participant files an election under Section 83(b) of the tax code within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock unit award is granted. When the participant receives or has the right to receive shares of common stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of our common stock or other property as of that date (less any amount he or she paid for the stock or property), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).

Performance Awards Payable in Cash. A participant will not recognize income, and we will not be allowed a tax deduction, at the time a performance award payable in cash is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).

Section 409A. The 2017 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Section 409A of the tax code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and SARs that comply with the terms of the 2017 Plan are generally exempt from the application of Section 409A of the tax code. Stock units, other stock-based awards and cash-based awards that are granted in one year and payable in a later year generally are subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding. Our company and any of our affiliates have the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy federal, state and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2017 Plan.

Benefits to Named Executive Officers and Others
As of April 7, 2017, no awards had been granted under the 2017 Plan.  Other than awards to independent directors under our independent director compensation program, all awards under the 2017 Plan will be made at the discretion of the Compensation Committee.  Therefore, it is not presently possible to determine the benefits or amounts that will be received by any individuals or groups (other than independent directors) pursuant to the 2017 Plan in the future. Each independent director will receive, on the first business day immediately prior to the date on which CatchMark holds its annual stockholders meeting, a number of shares of CatchMark common stock having a value of $50,000 on the grant date. In addition, each independent director may receive, at his or her election, his or her cash retainers in shares of CatchMark common stock.
Equity Compensation Plan Information
The following table gives information as of December 31, 2016 about the common stock that may be issued under our equity compensation plans. Our 2005 Long‑Term Incentive Plan (the “Original 2005 Plan”) was approved by our board and our sole stockholder in 2005. On October 25, 2013, our board amended and restated the Original 2005 Plan (the “Amended and Restated 2005 Plan”) and increased the number of shares authorized to be issued under the Amended and Restated 2005 Plan. The Amended and Restated 2005 Plan has not been approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)
Equity Compensation Plans Approved by Stockholders(2)	2,514	(3)	$23.85	198,012
Equity Compensation Plans Not Approved by Stockholders(4)	—		—	346,159
Total	2,514		$23.85	544,171

(1)	Calculation of weighted-average exercise price of outstanding stock options.
(2)	Original 2005 Plan.
(3)	Represents shares issuable to the exercise of stock options.
(4)	Amended and Restated 2005 Plan.

Vote Required
The affirmative vote of a majority of the total votes cast by the holders of shares of common stock is required for the approval of the CatchMark Timber Trust, Inc. 2017 Incentive Plan. Abstentions will be treated as votes “against” this proposal. Broker non‑votes do not count as votes cast and, therefore, will not have any effect on the outcome of this proposal.
Recommendation
Our board of directors unanimously recommends that stockholders vote “FOR” the approval of the CatchMark Timber Trust, Inc. 2017 Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions Policy

Our board of directors has adopted a related person transactions policy, which provides that all related person transactions must be reviewed and approved by the Audit Committee in advance of us or any of our subsidiaries entering into the transaction. In the event multiple members of the Audit Committee, including its Chairman, are related persons having a direct or indirect material interest in the proposed related person transaction, the transaction must be approved in advance by a majority of our disinterested directors. However, if we or any of our subsidiaries enter into a transaction without recognizing that such transaction constitutes a related person transaction, the approval requirement will be satisfied if such transaction is ratified by the Audit Committee or a majority of our disinterested directors, as applicable, promptly after we recognize that such transaction constituted a related person transaction. Disinterested directors are directors that do not have a personal financial interest in the transaction that is adverse to our financial interest or that of our stockholders. The term “related person transaction” refers to a transaction required to be disclosed by us pursuant to Item 404 of Regulation S‑K (or any successor provision) promulgated by the SEC.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the financial reporting process on behalf of our board of directors. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurance with regard to our financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. In this context, the Audit Committee reviewed the 2016 audited financial statements with management and discussed the quality and acceptability of our financial reporting, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with Deloitte & Touche LLP (“Deloitte”), the independent accountant responsible for expressing an opinion on the conformity of our audited financial statements with U.S. generally accepted accounting principles, its judgments as to the quality and the acceptability of the financial statements and such other matters as are required to be discussed with the Audit Committee under Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. The Audit Committee has received written disclosures and a letter from Deloitte in satisfaction of the requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed Deloitte’s independence with Deloitte. In addition, the Audit Committee considered whether Deloitte’s provision of non‑audit services is compatible with Deloitte’s independence.
The Audit Committee discussed with Deloitte the overall scope and plans for the audit. The Audit Committee meets periodically with the internal auditor and Deloitte, with and without the presence of management, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.
In reliance on these reviews and discussions, the Audit Committee recommended to the board of directors, and the board of directors approved, the inclusion of the 2016 audited financial statements in our Annual Report on Form 10‑K for the year ended December 31, 2016 for filing with the SEC.

The Audit Committee of the Board of Directors:

Henry G. Zigtema, Chairman Donald S. Moss Willis J. Potts, Jr. Douglas D. Rubenstein

INDEPENDENT PUBLIC REGISTERED ACCOUNTING FIRM

Principal Auditor Fees
The Audit Committee reviewed the audit and non-audit services performed by our principal auditor, as well as the fees charged by the principal auditor for such services. In its review of the non-audit service fees, the Audit Committee considered whether the provision of such services is compatible with maintaining the independence of the principal auditor. The aggregate fees billed to us for professional accounting services, including the audit of our annual financial statements by our principal auditor, for the years ended December 31, 2016 and 2015, are set forth in the table below.

	2016	2015
Audit fees	$467,600	$469,200
Audit-related fees	—	—
Tax fees	115,844	85,928
All other fees	—	—
Total	$583,444	$555,128
For purposes of the preceding table, Deloitte and Deloitte Tax’s professional fees are classified as follows:

•
Audit fees - These are fees for professional services performed for the audit of our annual financial statements and the required review of our quarterly financial statements and other procedures performed by Deloitte in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.

•
Audit‑related fees - These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, and consultation concerning financial accounting and reporting standards.

•
Tax fees - These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state, and local issues. Services may also include assistance with tax audits and appeals before the Internal Revenue Service and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence.

•	All other fees - These are fees for any services not included in the above-described categories, including assistance with internal audit plans and risk assessments.

Preapproval Policies
The Audit Committee’s charter imposes a duty on the Audit Committee to preapprove all auditing services performed for us by our independent auditors, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditors’ independence. Unless a type of service to be provided by the independent auditors has received “general” preapproval, it will require “specific” preapproval by the Audit Committee.
All requests or applications for services to be provided by the independent auditor that do not require specific preapproval by the Audit Committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general preapproval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditors.
Requests or applications to provide services that require specific preapproval by the Audit Committee will be submitted to the Audit Committee by both the independent auditors and the principal financial officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The Chairman of the Audit Committee has been delegated the authority to specifically preapprove all services not covered by the general preapproval guidelines up to an amount not to exceed $75,000 per occurrence. Amounts requiring preapproval in excess of $75,000 per occurrence require specific preapproval by all members of the Audit Committee prior to engagement of our independent auditors. All amounts specifically preapproved by the Chairman of the Audit Committee in accordance with this policy are to be disclosed to the full Audit Committee at the next regularly scheduled meeting.
All services rendered by Deloitte and Deloitte Tax for the year ended December 31, 2016 were preapproved in accordance with the policies and procedures described above.

PROPOSAL NO. 4: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements and to attest to the effectiveness of our internal control over financial reporting for 2017. During the fiscal year ended December 31, 2016, Deloitte served as our independent auditor and Deloitte Tax LLP provided certain domestic tax and other services. Deloitte has served as our independent auditor since our formation.
Deloitte representatives will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. In addition, the Deloitte representatives will be available to respond to appropriate questions posed by any stockholder. The Audit Committee has engaged Deloitte as our independent auditor to audit our financial statements for the fiscal year ending December 31, 2017.
We are asking our stockholders to ratify the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Although ratification is not required by our charter or bylaws or otherwise, our board of directors is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.
Vote Required
Under our bylaws, approval of the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative vote of the holders of at least a majority of the votes cast on the proposal. Abstentions will not be counted as votes cast and, therefore, will have no effect on the outcome of the ratification of the appointment of Deloitte as our independent public registered accounting firm. Broker non‑votes will not arise in connection with, and will have no effect on the outcome of, the ratification of the appointment of Deloitte as our independent public registered accounting firm because brokers may vote in their discretion on behalf of clients who have not furnished voting instructions.
Recommendation
Our board of directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

STOCKHOLDER PROPOSALS
Any proposals by stockholders for inclusion in proxy solicitation material for the 2018 annual meeting of stockholders must be received by our Secretary, John F. Rasor, at our executive offices no later than January 1, 2018. However, if we hold our annual meeting before May 24, 2018 or after July 23, 2018, stockholders must submit proposals for inclusion in our 2018 proxy statement within a reasonable time before we begin to print our proxy materials. If a stockholder wishes to nominate a director or present a proposal at the 2018 annual meeting, our current bylaws require that the stockholder give advance written notice to our Secretary, John F. Rasor, no earlier than December 2, 2017 and no later than 5:00 pm, ET, on January 1, 2018.
OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.
IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS
The SEC permits corporations to send a single set of annual disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the corporation provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. If your family has multiple accounts holding shares of our common stock, you should have already received a householding notification from us. If you have any questions or require additional copies of the annual disclosure documents, please contact Computershare by mail at P.O. Box 18011, Hauppauge, New York 11788‑8811, or by phone at 1‑866‑956‑7277. We will arrange for delivery of a separate copy of this proxy statement or our annual report promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies. If you are a stockholder who receives multiple copies of the annual disclosure documents, you may request householding by contacting us in the same manner and requesting a householding consent form.

APPENDIX A

CATCHMARK TIMBER TRUST, INC.
2017 INCENTIVE PLAN

Article 1
PURPOSE

1.1
GENERAL.    The purpose of the CatchMark Timber Trust, Inc. 2017 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of CatchMark Timber Trust, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

Article 2
DEFINITIONS

2.1
DEFINITIONS.    When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)
“Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b)
“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)
“Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)	“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e)	“Board” means the Board of Directors of the Company.

(f)
“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee or the Board: (i) the willful and continued failure of the Participant to perform his or her required duties as an officer or employee of the Company or any Affiliate, (ii) any action by the Participant that involves willful misfeasance or gross negligence, (iii) the requirement of or direction by a federal or state regulatory agency that has jurisdiction over the Company or any Affiliate to terminate the employment of the Participant, (iv) the conviction of the Participant of the commission of any criminal offense that involves dishonesty or breach of trust, or (v) any intentional breach by the Participant of a material term, condition or covenant of any agreement between the Participant and the Company or any Affiliate.

(g)	“Change in Control” means and includes the occurrence of any one of the following events but shall specifically exclude a Public Offering:

(i)
individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)
any person becomes a Beneficial Owner, directly or indirectly, of either (A) 50% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)
the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 50% or more of the total common stock or 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(h)
“Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i)	“Committee” means the committee of the Board described in Article 4.

(j)	“Company” means CatchMark Timber Trust, Inc., a Maryland corporation, or any successor corporation.

(k)
“Continuous Service” means the absence of any interruption or termination of service as an employee, officer, director or consultant of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Committee, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, (v) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or an Affiliate, or vice versa, or (vi) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(l)	“Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(m)
“Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(n)
“Disability” means the inability of the Participant, as reasonably determined by the Company, to perform the essential functions of his or her regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months. .

(o)	“Dividend Equivalent” means a right granted to a Participant under Article 12.

(p)	“Effective Date” has the meaning assigned such term in Section 3.1.

(q)	“Eligible Participant” means an employee, officer, director or consultant of the Company or any Affiliate.

(r)	“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(s)
“Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(t)
“Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(u)
“Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(v)	“Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(w)
“Independent Directors” means those members of the Board of Directors who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed, (b) a “non-employee” director under Rule 16b-3 of the 1934 Act, and (c) an “outside” director under Section 162(m) of the Code.

(x)	“Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(y)	“Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(z)
“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(aa)	“Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(bb)
“Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(cc)
“Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(dd)	“Performance Award” means any award granted under the Plan pursuant to Article 10.

(ee)	“Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ff)	“Plan” means the CatchMark Timber Trust, Inc. 2017 Incentive Plan, as amended from time to time.

(gg)	“Prior Plan” means the Amended and Restated CatchMark Timber Trust, Inc. 2005 Long-Term Incentive Plan.

(hh)
“Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(ii)
“Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(jj)	“Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(kk)
“Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(ll)
“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(mm)
“Shares” means shares of the Company’s Class A Common Stock, $0.01 par value. If there has been an adjustment or substitution pursuant to Section 15.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 15.1.

(nn)	“Stock” means the Company’s Class A Common Stock, $0.01 par value and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(oo)
“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(pp)
“Subsidiary” means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(qq)	“1933 Act” means the Securities Act of 1933, as amended from time to time.

(rr)	“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

Article 3
EFFECTIVE TERM OF PLAN

3.1	EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”).

3.2
TERMINATION OF PLAN.    Unless earlier terminated as provided herein, the Plan shall continue in effect until the date of the 2027 stockholders’ meeting or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the Effective Date.

Article 4
ADMINISTRATION

4.1
COMMITTEE.    The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2
ACTION AND INTERPRETATIONS BY THE COMMITTEE.    For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3	AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 hereof, the Committee has the exclusive power, authority and discretion to:

(a)	grant Awards;

(b)	designate Participants;

(c)	determine the type or types of Awards to be granted to each Participant;

(d)	determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)	determine the terms and conditions of any Award granted under the Plan;

(f)	prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g)	decide all other matters that must be determined in connection with an Award;

(h)
establish, adopt or revise any plan, program or policy for the grant of Awards as it may deem necessary or advisable, including but not limited to short-term incentive programs, and any special plan documents;

(i)	establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j)	make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k)	amend the Plan or any Award Certificate as provided herein; and

(l)
adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to non-employee directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to non-employee directors.

4.4	DELEGATION.

(a)
Administrative Duties.    The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

(b)
Special Committee.    The Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

Article 5
SHARES SUBJECT TO THE PLAN

5.1
NUMBER OF SHARES.    Subject to adjustment as provided in Section 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be

1,800,000, all of which may be granted as Incentive Stock Options. From and after the Effective Date, no further awards shall be granted under the Prior Plan, and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.

5.2
SHARE COUNTING.    Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve or otherwise treated in accordance with subsections (a) through (i) of this Section 5.2.

(a)
To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(b)	Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(c)
Shares withheld from an Award to satisfy tax withholding requirements will count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements will not be added to the Plan share reserve.

(d)
The full number of Shares subject to an Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation) .

(e)
The full number of Shares subject to a SAR shall count against the number of Shares remaining available for issuance pursuant to Awards made under the Plan (rather than the net number of Shares actually delivered upon exercise).

(f)	Substitute Awards granted pursuant to Section 14.12 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

(g)
Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3	STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4	LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

(a)	Options. The maximum number of Shares subject to Options granted under the Plan in any calendar year to any one Participant shall be 250,000.

(b)	SARs. The maximum number of Shares subject to Stock Appreciation Rights granted under the Plan in any calendar year to any one Participant shall be 150,000.

(c)
Performance Awards.    With respect to any one calendar year (i) the maximum amount that may be paid to any one Participant for Performance Awards payable in cash or property other than Shares shall be $3,000,000, and (ii) the maximum number of Shares that may be paid to any one Participant for Performance Awards payable in Stock shall be 500,000 Shares. For purposes of applying these limits in the case of multi-year performance periods, the amount of cash or property or number of Shares deemed paid with respect to any one 12-month period is the total amount payable or Shares earned for the performance period divided by the number of 12-month periods in the performance period.

5.5	LIMITATION ON COMPENSATION FOR NON-EMPLOYEE DIRECTORS. With respect to any one calendar year, the aggregate compensation that may be granted to any non-employee director, including all meeting fees, cash retainers and retainers granted in the form of Awards, shall not exceed $350,000, or $500,000 in the case of a non-employee Chairman of the Board or Lead Director. For purposes of such limit, the value of Awards will determined based on the aggregate Grant Date fair value of all awards issued to the director in such year (computed in accordance with applicable financial accounting rules).
Article 6
ELIGIBILITY

6.1
GENERAL.    Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

Article 7
STOCK OPTIONS

7.1	GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)
Exercise Price.    The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.12) shall not be less than the Fair Market Value as of the Grant Date.

(b)
Prohibition on Repricing.    Except as otherwise provided in Section 15.1, without the prior approval of stockholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled in exchange for cash, other Awards or Options or SARs with an exercise or base price that is less than the exercise price of the original Option, and (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

(c)
Time and Conditions of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e), and may include in the Award Certificate a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d)
Payment.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

(e)	Exercise Term. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f)	No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g)	No Dividend Equivalents. No Option shall provide for Dividend Equivalents.

7.2
INCENTIVE STOCK OPTIONS.    The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

Article 8
STOCK APPRECIATION RIGHTS

8.1	GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)	Right to Payment. Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(a)	The Fair Market Value of one Share on the date of exercise; over

(b)	The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)
Prohibition on Repricing.    Except as otherwise provided in Section 15.1, without the prior approval of the stockholders of the Company, (i) the base price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the base price of the original SAR, and (iii) the Company may not repurchase a SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR.

(c)
Time and Conditions of Exercise.    The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, and may include in the Award Certificate a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d)	No Deferral Feature. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e)	No Dividend Equivalents. No SAR shall provide for Dividend Equivalents.

(f)
Other Terms.    All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of the SAR shall be determined by the Committee at the time of the grant and shall be reflected in the Award Certificate.

Article 9
RESTRICTED STOCK AND STOCK UNITS

9.1
GRANT OF RESTRICTED STOCK AND STOCK UNITS.    The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2
ISSUANCE AND RESTRICTIONS.    Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3
DIVIDENDS ON RESTRICTED STOCK.   Dividends accrued on shares of Restricted Stock before they are vested shall be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and, in either case, any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall dividends be paid or distributed until the vesting restrictions of the underlying Restricted Stock Award lapse.

9.4
FORFEITURE.    Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5
DELIVERY OF RESTRICTED STOCK.    Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

Article 10
PERFORMANCE AWARDS

10.1
GRANT OF PERFORMANCE AWARDS.    The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2
PERFORMANCE GOALS.    The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.
Article 11
QUALIFIED PERFORMANCE-BASED AWARDS

11.1
OPTIONS AND STOCK APPRECIATION RIGHTS.    The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

11.2
OTHER AWARDS.    When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

•	Revenue (premium revenue, total revenue or other revenue measures)

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Economic value added return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Internal rate of return or increase in net present value

•	Productivity measures

•	Cost reduction measures

•	Strategic plan development and implementation

•	Working capital (including, but not limited to, targets relating to inventory and/or accounts receivable

•	Safety standards

•	Stock price or performance
Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

11.3
PERFORMANCE GOALS.    Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period. In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

11.4
INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA.    The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) unusual or infrequently occurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncements thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) any other specific, unusual or nonrecurring events, or objectively determinable category thereof, including discontinued operations or changes in the Company’s fiscal year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5
CERTIFICATION OF PERFORMANCE GOALS.    Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6
AWARD LIMITS.    Section 5.4 sets forth, with respect to any one 12-month period, (i) the maximum number of time-vesting Options or SARs that may be granted to any one Participant, (ii) the maximum amount that may be paid to any one Participant for Performance Awards payable in cash or property other than Shares, and

(iii) the maximum number of Shares that may be paid to any one Participant for Performance Awards payable in Stock.
Article 12
DIVIDEND EQUIVALENTS

12.1
GRANT OF DIVIDEND EQUIVALENTS.    The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares (subject to Share availability under Section 5.1 hereof), which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and, in either case, any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall Dividend Equivalents be paid or distributed until the vesting restrictions of the underlying Full-Value Award lapse.

Article 13
STOCK OR OTHER STOCK-BASED AWARDS

13.1
GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation (but subject to Section 14.6) Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, including limited partnership interests in a limited partnership entity of which the Company is general partner that may be exchanged or redeemed for Shares on a one-for-one basis, or any profits interest in such limited partnership entity that may be exchanged or converted into such limited partnership interests, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

Article 14
PROVISIONS APPLICABLE TO AWARDS

14.1	AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

14.2
FORM OF PAYMENT FOR AWARDS.    At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

14.3
LIMITS ON TRANSFER.    No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.4
BENEFICIARIES.    Notwithstanding Section 14.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

14.5
STOCK TRADING RESTRICTIONS.    All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.6
MINIMUM VESTING REQUIREMENTS.    Except in the case of substitute Awards granted pursuant to Section 14.12, Awards granted under the Plan to an Eligible Participant shall be subject to a minimum vesting period of one year (subject to automatic acceleration of vesting only in the event of death or disability of the Participant as provided in Section 14.7 and Section 14.8 hereof). Notwithstanding the foregoing, the Committee may grant Awards without the above-described minimum vesting requirement with respect to Awards covering five percent (5%) or fewer of the total number of Shares authorized under the Plan.

14.7
ACCELERATION UPON DEATH OR DISABILITY.    Except as otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award, upon the termination of a person’s Continuous Service by reason of death or Disability:

(a)	all of that Participant’s outstanding Options and SARs shall become fully exercisable;

(b)	all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination; and

(c)
the target payout opportunities attainable under all of such Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to the Participant or his or her estate within thirty (30) days following the date of termination (unless a later date is required by Section 17.3 hereof) based upon the length of time within the performance period that has elapsed prior to the date of termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.8	EFFECT OF A CHANGE IN CONTROL.

(a)
Awards Assumed or Substituted by Surviving Entity.    With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options or SARs shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all outstanding of that

Participant’s performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be prorata payout to such Participant within thirty (30) days following the date of termination of employment (unless a later date is required by Section 17.3 hereof) based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b)
Awards not Assumed or Substituted by Surviving Entity.    Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options or SARs shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, there shall be prorata payout to Participants within thirty (30) days following the Change in Control (unless a later date is required by Section 17.3 hereof) based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.9
DISCRETION TO ACCELERATE AWARDS.    Regardless of whether an event has occurred as described in Section 14.7 or 14.8 above, and subject to Article 11 as to Qualified Performance-Based Awards, the Committee may in its sole discretion determine that, upon the termination of service of a Participant for any reason, or the occurrence of a Change in Control, all or a portion of such Participant’s Options or SARs shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.9.

14.10
FORFEITURE EVENTS.    Awards under the Plan shall be subject to any compensation recoupment policy that the Committee may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

14.11
SUBSTITUTE AWARDS.    The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

Article 15
CHANGES IN CAPITAL STRUCTURE

15.1
MANDATORY ADJUSTMENTS.    In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2
DISCRETIONARY ADJUSTMENTS.    Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3
GENERAL.    Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

Article 16
AMENDMENT, MODIFICATION AND TERMINATION

16.1
AMENDMENT, MODIFICATION AND TERMINATION.    The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. Without the prior approval of the stockholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or SAR to be reduced, directly or indirectly, (ii) an Option or SAR to be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or (iii) the Company to repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR.

16.2	AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)
Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)	The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c)
Except as otherwise provided in Section 15.1, without the prior approval of the stockholders of the Company, (i) the exercise price of an Option or base price of a SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for cash, other Awards or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, and (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR; and

(d)
No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

16.3
COMPLIANCE AMENDMENTS.    Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

Article 17
GENERAL PROVISIONS

17.1	RIGHTS OF PARTICIPANTS.

(a)
No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b)
Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director or consultant, at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c)
Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or any of its Affiliates.

(d)	No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.2
WITHHOLDING.    The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements (up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification), in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3	SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)
General.    It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)
Definitional Restrictions.    Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service as applicable.

(c)
Allocation among Possible Exemptions.    If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company shall determine which Awards or portions thereof will be subject to such exemptions.

(d)
Six-Month Delay in Certain Circumstances.    Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period. For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder.

(e)
 Installment Payments.    If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f)
Timing of Release of Claims.    Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within sixty (60) days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g)
Permitted Acceleration.    The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. Section 1.409A-3(j)(4).

17.4
UNFUNDED STATUS OF AWARDS.    The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

17.5
RELATIONSHIP TO OTHER BENEFITS.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.6	EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.7
TITLES AND HEADINGS.    The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.8
GENDER AND NUMBER.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.9
FRACTIONAL SHARES.    No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.10	GOVERNMENT AND OTHER REGULATIONS.

(a)
Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)
Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.11	GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Maryland.

17.12
SEVERABILITY.    In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

17.13
NO LIMITATIONS ON RIGHTS OF COMPANY.    The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the CatchMark Timber Trust, Inc. 2017 Incentive Plan as adopted by the Board on April 12, 2017 and approved by the Company’s stockholders on [____], 2017.

CATCHMARK TIMBER TRUST, INC.

By:
Name:
Title:

CATCHMARK TIMBER TRUST, INC.
PROXY FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

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Please detach at perforation before mailing.

PROXY	CATCHMARK TIMBER TRUST, INC.	PROXY
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS — JUNE 23, 2017
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder hereby appoints Jerry Barag, John Rasor, and Brian Davis, and each of them, as proxy and attorney-in-fact, each with the power to appoint his substitute, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders (the “Annual Meeting”) of CATCHMARK TIMBER TRUST, INC. (the “Company”), to be held on June 23, 2017, and at any adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card. The undersigned acknowledges receipt of the notice of the Annual Meeting, the proxy statement, and the 2016 annual report.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” each director nominee in Proposal No. 1 and “FOR” Proposal Nos. 2, 3 and 4. The proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any adjournments thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including but not limited to the power and authority to adjourn the meeting to a date not more than 120 days after the record date in the event that a quorum is not obtained by the June 23, 2017 Annual Meeting date.

All proxy votes must be received by 10:00 A.M. (ET), June 23, 2017, in order to be certified in the final tabulation. In the event that the Annual Meeting is adjourned, all proxy votes must be received by the day the Annual Meeting is resumed.

VOTE BY INTERNET: www.catchmark.com/proxy
VOTE BY TELEPHONE: 1-800-337-3503

999 9999 9999 999

TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD. IF YOU PREFER, YOU MAY INSTEAD VOTE YOUR PROXY BY INTERNET OR TELEPHONE

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:

X

A
Proposals    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH DIRECTOR NOMINEE IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NOS. 2, 3, AND 4. Unless you direct otherwise, this authorized proxy will be voted as our board of directors recommends.

1.	Election of directors to hold office for one-year terms expiring in 2018:
		FOR	AGAINST	ABSTAIN
	01. Jerry Barag	☐	☐	☐
	02. Paul S. Fisher	☐	☐	☐
	03. Donald S. Moss	☐	☐	☐
	04. Willis J. Potts	☐	☐	☐
	05. John F. Rasor	☐	☐	☐
	06. Douglas D. Rubenstein	☐	☐	☐
	07. Henry G. Zigtema	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Approval, on an advisory basis, of the compensation of the Company's named executive officers.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Approval of the Company’s 2017 Incentive Plan.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐

B
Non-Voting Item:

	YES	NO
I PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS AT 10:00 A.M. (ET), ON JUNE 23, 2017 IN ATLANTA, GEORGIA	☐	☐

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of CatchMark Timber Trust, Inc.
to Be Held on June 23, 2017

The Proxy Statement for this meeting, Sample Proxy Card and the 2016 Annual Report are available at: www.catchmark.com/proxy

C
Authorized Signatures ─ This section must be completed for your vote to be counted.─ Sign and Date Below
Date (mm/dd/yyyy) ─ Please print date below    Signature 1 ─ Please keep signature within the box    Signature 2 ─ Please keep signature within the box

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